QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF LIBERTY MEDIA CORPORATION

        LIBERTY MEDIA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1)   The name of the Corporation is Liberty Media Corporation. The original Certificate of Incorporation of the Corporation was filed on February 28, 2006. The name under which the Corporation was originally incorporated is Liberty Media Holding Corporation.

          (2)   This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation.

          (3)   This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          (4)   This Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware.

          (5)   Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (i) each share of Series A Liberty Capital Common Stock, par value $.01 per share, of the Corporation that is issued and outstanding shall thereupon be reclassified and changed, ipso facto and without any other action on the part of the stockholders thereof, into (A) four (4) shares of Series A Liberty Entertainment Common Stock, par value $.01 per share, of the Corporation and (B) one (1) share of Series A Liberty Capital Common Stock, par value $.01 per share, of the Corporation and (ii) each share of Series B Liberty Capital Common Stock, par value $.01 per share, of the Corporation that is issued and outstanding shall thereupon be reclassified and changed, ipso facto and without any other action on the part of the stockholders thereof, into (A) four (4) shares of Series B Liberty Entertainment Common Stock, par value $.01 per share, of the Corporation and (B) one (1) share of Series B Liberty Capital Common Stock, par value $.01 per share, of the Corporation.

          (6)   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby restated to read in its entirety as follows:

ARTICLE I

NAME

        The name of the corporation is Liberty Media Corporation (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, "DGCL").

ARTICLE IV

AUTHORIZED STOCK

        The total number of shares of capital stock which the Corporation will have authority to issue is twenty billion four hundred twenty-five million (20,425,000,000) shares, which will be divided into the following classes:

        (a)   twenty billion three hundred seventy-five million (20,375,000,000) shares will be of a class designated Common Stock, par value $0.01 per share ("Common Stock"), such class to be divided in series as provided in Section A of this Article IV; and

        (b)   fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock"), such class to be issuable in series as provided in Section B of this Article IV.

        The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

        1.     General.

        Two billion (2,000,000,000) shares of Common Stock will be of a series designated Series A Liberty Capital Common Stock (the "Series A Liberty Capital Common Stock"), seventy five million (75,000,000) shares of Common Stock will be of a series designated Series B Liberty Capital Common Stock (the "Series B Liberty Capital Common Stock"), and two billion (2,000,000,000) shares of Common Stock will be of a series designated as Series C Liberty Capital Common Stock (the "Series C Liberty Capital Common Stock" and together with the Series A Liberty Capital Common Stock and the Series B Liberty Capital Common Stock, the "Liberty Capital Common Stock"). Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A Liberty Entertainment Common Stock (the "Series A Liberty Entertainment Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B Liberty Entertainment Common Stock (the "Series B Liberty Entertainment Common Stock"), and four billion (4,000,000,000) shares of Common Stock will be of a series designated as Series C Liberty Entertainment Common Stock (the "Series C Liberty Entertainment Common Stock" and together with the Series A Liberty Entertainment Common Stock and the Series B Liberty Entertainment Common Stock, the "Liberty Entertainment Common Stock"). Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A Liberty Interactive Common Stock (the "Series A Liberty Interactive Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B Liberty Interactive Common Stock (the "Series B Liberty Interactive Common Stock"), and four billion (4,000,000,000) shares of Common Stock will be of a series designated Series C Liberty Interactive Common Stock (the "Series C Liberty

Interactive Common Stock" and together with the Series A Liberty Interactive Common Stock and the Series B Liberty Interactive Common Stock, the "Liberty Interactive Common Stock").

        2.     Liberty Capital Common Stock, Liberty Entertainment Common Stock and Liberty Interactive Common Stock.

        Each share of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        (a)   Voting Powers.

                (i)    Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock, Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock, Series A Liberty Interactive Common Stock and Series B Liberty Interactive Common Stock.    Holders of Series A Liberty Capital Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty Capital Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Entertainment Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty Entertainment Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Interactive Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Liberty Interactive Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

                (ii)    Series C Liberty Capital Common Stock, Series C Liberty Entertainment Common Stock, and Series C Liberty Interactive Common Stock.    Holders of Series C Liberty Capital Common Stock, holders of Series C Liberty Entertainment Common Stock and holders of Series C Liberty Interactive Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C Liberty Capital Common Stock, Series C Liberty Entertainment Common Stock or Series C Liberty Interactive Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Liberty Capital Common Stock, Series C Liberty Entertainment Common Stock or Series C Liberty Interactive Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

                (iii)    Voting Generally.    Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A Liberty Capital Common Stock, the holders of shares of Series B Liberty Capital Common Stock, the holders of shares of Series A Liberty Entertainment Common Stock, the holders of shares of Series B Liberty Entertainment Common Stock, the holders of shares of Series A Liberty Interactive Common Stock, the holders of shares of Series B Liberty Interactive Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C Liberty Capital Common Stock, the holders of the Series C Liberty Entertainment Common Stock and/or the holders of the Series C Liberty Interactive Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

                (iv)    Special Voting Rights in Connection with Dispositions.    (A) If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Capital Voting Securities entitled to vote thereon to classify a proposed Capital Group Disposition as an Exempt Capital Group Disposition, then such proposed Capital Group Disposition will constitute an Exempt Capital Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Capital Voting Securities representing a majority of the aggregate voting power of Liberty Capital Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

                        (B)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Entertainment Voting Securities entitled to vote thereon to classify a proposed Entertainment Group Disposition as an Exempt Entertainment Group Disposition, then such proposed Entertainment Group Disposition will constitute an Exempt Entertainment Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Entertainment Voting Securities representing a majority of the aggregate voting power of Liberty Entertainment Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

                        (C)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Interactive Voting Securities entitled to vote thereon to classify a proposed Interactive Group Disposition as an Exempt Interactive Group Disposition, then such proposed Interactive Group Disposition will constitute an Exempt Interactive Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Interactive Voting Securities representing a majority of the aggregate voting power of Liberty Interactive Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

                        (D)  Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

                (v)    Special Voting Rights in Connection with Certain Redemptions.    (A) If the Corporation proposes to redeem outstanding shares of Liberty Capital Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Capital Voting Securities representing a majority of the aggregate voting power of Liberty Capital Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Capital Group Redemption Stockholder Approval").

                        (B)  If the Corporation proposes to redeem outstanding shares of Liberty Entertainment Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Entertainment Voting Securities representing a majority of the aggregate voting power of Liberty Entertainment Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an "Entertainment Group Redemption Stockholder Approval").

                        (C)  If the Corporation proposes to redeem outstanding shares of Liberty Interactive Common Stock for securities of a Subsidiary pursuant to paragraph (g)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Interactive Voting Securities representing a majority of the aggregate voting power of Liberty Interactive Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an "Interactive Group Redemption Stockholder Approval").

                        (D)  Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

        (b)   Conversion Rights.

                (i)    (A) Conversion of Series B Liberty Capital Common Stock into Series A Liberty Capital Common Stock; Other.    Each share of Series B Liberty Capital Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Capital Common Stock. Any such conversion may be effected by any holder of Series B Liberty Capital Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Capital Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Capital Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Capital Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Capital Common Stock to be issued and, if less than all of the shares of Series B Liberty Capital Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Capital Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Capital Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Capital Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty Capital Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Capital Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Capital Common Stock on that date. A number of shares of Series A Liberty Capital Common Stock equal to the number of shares of Series B Liberty Capital Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Capital Common Stock as provided herein. Shares of Series A Liberty Capital Common Stock and shares of Series C Liberty Capital Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

        The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Capital Common Stock on conversion of shares of Series B Liberty Capital Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Capital Common Stock in a name other than that in which the shares of Series B Liberty Capital Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

        Liberty Capital Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

                        (B)  Conversion of Series B Liberty Entertainment Common Stock into Series A Liberty Entertainment Common Stock; Other.    Each share of Series B Liberty Entertainment Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Entertainment Common Stock. Any such conversion may be effected by any holder of Series B Liberty Entertainment Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Entertainment Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Entertainment Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Entertainment Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Entertainment Common Stock to be issued and, if less than all of the shares of Series B Liberty Entertainment Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Entertainment Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Entertainment Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Entertainment Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty Entertainment Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Entertainment Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Entertainment Common Stock on that date. A number of shares of Series A Liberty Entertainment Common Stock equal to the number of shares of Series B Liberty Entertainment Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Entertainment Common Stock as provided herein. Shares of Series A Liberty Entertainment Common Stock and shares of Series C Liberty Entertainment Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

        The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Entertainment Common Stock on conversion of shares of Series B Liberty Entertainment Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Entertainment Common Stock in a name other than that in which the shares of Series B Liberty Entertainment Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

        Liberty Entertainment Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

                        (C)  Conversion of Series B Liberty Interactive Common Stock into Series A Liberty Interactive Common Stock; Other.    Each share of Series B Liberty Interactive Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Interactive Common Stock. Any such conversion may be effected by any holder of Series B Liberty Interactive Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Interactive Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Interactive Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Interactive Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Interactive Common Stock to be issued and, if less than all of the shares of Series B Liberty Interactive Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Interactive Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Interactive Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Interactive Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a new certificate representing the shares of Series B Liberty Interactive Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Interactive Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Interactive Common Stock on that date. A number of shares of Series A Liberty Interactive Common Stock equal to the number of shares of Series B Liberty Interactive Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Interactive Common Stock as provided herein. Shares of Series A Liberty Interactive Common Stock and shares of Series C Liberty Interactive Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

        The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Interactive Common Stock on conversion of shares of Series B Liberty Interactive Common Stock pursuant to this paragraph (b)(i)(C). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Interactive Common Stock in a name other than that in which the shares of Series B Liberty Interactive Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

        Liberty Interactive Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

                (ii)   Conversion of Liberty Interactive Common Stock into Liberty Capital Common Stock at the Option of the Corporation.

                        (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock equal to the Interactive/Capital Group Optional Conversion Ratio, (II) each share of Series B Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock equal to the Interactive/Capital Group Optional Conversion Ratio, and (III) each share of Series C Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock equal to the Interactive/Capital Group Optional Conversion Ratio.

                        (B)  For purposes of this paragraph (b)(ii), the "Interactive/Capital Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

                        (C)  If the Corporation determines to convert shares of Liberty Interactive Common Stock into Liberty Capital Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on an Interactive Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Interactive/Capital Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Interactive/Capital Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Interactive Common Stock into shares of Liberty Capital Common Stock, a new Interactive Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

                        (D)  The Corporation will not convert shares of a series of Liberty Interactive Common Stock into shares of Liberty Capital Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Liberty Interactive Common Stock into shares of Liberty Capital Common Stock, in each case, in accordance with this paragraph (b)(ii).

                (iii)  Conversion of Liberty Interactive Common Stock into Liberty Entertainment Common Stock at the Option of the Corporation.

                        (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Entertainment Common Stock equal to the Interactive/Entertainment Group Optional Conversion Ratio, (II) each share of Series B Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Entertainment Common Stock equal to the Interactive/Entertainment Group Optional Conversion Ratio, and (III) each share of Series C Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Entertainment Common Stock equal to the Interactive/Entertainment Group Optional Conversion Ratio.

                        (B)  For purposes of this paragraph (b)(iii), the "Interactive/Entertainment Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Entertainment Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

                        (C)  If the Corporation determines to convert shares of Liberty Interactive Common Stock into Liberty Entertainment Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on an Interactive Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Interactive/Entertainment Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Interactive/Entertainment Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Interactive Common Stock into shares of Liberty Entertainment Common Stock, a new Interactive Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

                        (D)  The Corporation will not convert shares of a series of Liberty Interactive Common Stock into shares of Liberty Entertainment Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of Liberty Interactive Common Stock into shares of Liberty Entertainment Common Stock, in each case, in accordance with this paragraph (b)(iii).

                (iv)  Conversion of Liberty Entertainment Common Stock into Liberty Capital Common Stock at the Option of the Corporation.

                        (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Entertainment Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock equal to the Entertainment/Capital Group Optional Conversion Ratio, (II) each share of Series B Liberty Entertainment Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock equal to the Entertainment/Capital Group Optional Conversion Ratio, and (III) each share of Series C Liberty Entertainment Common

Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock equal to the Entertainment/Capital Group Optional Conversion Ratio.

                        (B)  For purposes of this paragraph (b)(iv), the "Entertainment/Capital Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Entertainment Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

                        (C)  If the Corporation determines to convert shares of Liberty Entertainment Common Stock into Liberty Capital Common Stock pursuant to this paragraph (b)(iv), such conversion will occur on an Entertainment Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Entertainment/Capital Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Entertainment/Capital Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Entertainment Common Stock into shares of Liberty Capital Common Stock, a new Entertainment Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iv).

                        (D)  The Corporation will not convert shares of a series of Liberty Entertainment Common Stock into shares of Liberty Capital Common Stock pursuant to this paragraph (b)(iv) without converting all outstanding shares of each series of Liberty Entertainment Common Stock into shares of Liberty Capital Common Stock, in each case, in accordance with this paragraph (b)(iv).

                (v)   Conversion of Liberty Entertainment Common Stock into Liberty Interactive Common Stock at the Option of the Corporation.

                        (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Entertainment Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock equal to the Entertainment/Interactive Group Optional Conversion Ratio, (II) each share of Series B Liberty Entertainment Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock equal to the Entertainment/Interactive Group Optional Conversion Ratio, and (III) each share of Series C Liberty Entertainment Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock equal to the Entertainment/Interactive Group Optional Conversion Ratio.

                        (B)  For purposes of this paragraph (b)(v), the "Entertainment/Interactive Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Entertainment Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

                        (C)  If the Corporation determines to convert shares of Liberty Entertainment Common Stock into Liberty Interactive Common Stock pursuant to this paragraph (b)(v), such conversion will occur on an Entertainment Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Entertainment/Interactive Group Optional Conversion Ratio, the

Corporation may at any time thereafter establish a new Determination Date, in which event the Entertainment/Interactive Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Entertainment Common Stock into shares of Liberty Interactive Common Stock, a new Entertainment Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(v).

                        (D)  The Corporation will not convert shares of a series of Liberty Entertainment Common Stock into shares of Liberty Interactive Common Stock pursuant to this paragraph (b)(v) without converting all outstanding shares of each series of Liberty Entertainment Common Stock into shares of Liberty Interactive Common Stock, in each case, in accordance with this paragraph (b)(v).

                (vi)  Conversion of Liberty Capital Common Stock into Liberty Interactive Common Stock at the Option of the Corporation.

                        (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock equal to the Capital/Interactive Group Optional Conversion Ratio, (II) each share of Series B Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock equal to the Capital/Interactive Group Optional Conversion Ratio, and (III) each share of Series C Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock equal to the Capital/Interactive Group Optional Conversion Ratio.

                        (B)  For purposes of this paragraph (b)(vi), the "Capital/Interactive Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

                        (C)  If the Corporation determines to convert shares of Liberty Capital Common Stock into Liberty Interactive Common Stock pursuant to this paragraph (b)(vi), such conversion will occur on a Capital Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Capital/Interactive Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Capital/Interactive Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Capital Common Stock into shares of Liberty Interactive Common Stock, a new Capital Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vi).

                        (D)  The Corporation will not convert shares of a series of Liberty Capital Common Stock into shares of Liberty Interactive Common Stock pursuant to this paragraph (b)(vi) without converting all outstanding shares of each series of Liberty Capital Common Stock into shares of Liberty Interactive Common Stock, in each case, in accordance with this paragraph (b)(vi).

                (vii) Conversion of Liberty Capital Common Stock into Liberty Entertainment Common Stock at the Option of the Corporation.

                        (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Entertainment Common Stock equal to the Capital/Entertainment Group Optional Conversion Ratio, (II) each share of Series B

Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Entertainment Common Stock equal to the Capital/Entertainment Group Optional Conversion Ratio, and (III) each share of Series C Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Entertainment Common Stock equal to the Capital/Entertainment Group Optional Conversion Ratio.

                        (B)  For purposes of this paragraph (b)(vii), the "Capital/Entertainment Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Entertainment Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

                        (C)  If the Corporation determines to convert shares of Liberty Capital Common Stock into Liberty Entertainment Common Stock pursuant to this paragraph (b)(vii), such conversion will occur on a Capital Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Capital/Entertainment Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Capital/Entertainment Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Capital Common Stock into shares of Liberty Entertainment Common Stock, a new Capital Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vii).

                        (D)  The Corporation will not convert shares of a series of Liberty Capital Common Stock into shares of Liberty Entertainment Common Stock pursuant to this paragraph (b)(vii) without converting all outstanding shares of each series of Liberty Capital Common Stock into shares of Liberty Entertainment Common Stock, in each case, in accordance with this paragraph (b)(vii).

        (c)   Dividends Generally.

                (i)    Dividends on Liberty Capital Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Capital Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Capital Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Capital Common Stock, the Corporation will also pay to the holders of each other series of Liberty Capital Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Capital Common Stock, such that the dividend paid on each share of Liberty Capital Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Capital Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Capital Common Stock as provided in paragraph (d)(i) of this Section A.2.

        If the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Capital Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Capital Common Stock:

                        (A)  if such dividend consists of cash, securities (other than shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Capital Group Inter-Group Dividend") to the Interactive Group and the Entertainment Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(i), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Capital Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Capital Common Stock, as determined by the Board of Directors (and with the amount of the Capital Group Inter-Group Dividend Amount to be attributed to the Interactive Group and the Entertainment Group to be determined (x) in the case of the Interactive Group, by multiplying the Capital Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Interactive Group's Fractional Interest in the Capital Group"), in each case as of the record date for such dividend, and (y) in the case of the Entertainment Group, by multiplying the Capital Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Entertainment Group's Fractional Interest in the Capital Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Capital Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Capital Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be allocated to the Interactive Group and the Entertainment Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Capital Group as of the record date for such dividend and, in the case of the amount to be allocated to the Entertainment Group, the Entertainment Group's Fractional Interest in the Capital Group as of the record date for such dividend;

                        (B)  if such dividend consists of shares of Liberty Capital Common Stock, the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be allocated to the Interactive Group and the Entertainment Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Capital Group as of the record date for such dividend and, in the case of the amount to be allocated to the Entertainment Group, the

Entertainment Group's Fractional Interest in the Capital Group as of the record date for such dividend;

                        (C)  if such dividend consists of shares of Liberty Entertainment Common Stock, subject to paragraph (d)(i)(B), (1) the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Entertainment Common Stock distributed to holders of Liberty Capital Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Entertainment Group Share Distribution Ratio applicable to such dividend, and (2) upon such distribution, there will be established for the benefit of the Interactive Group, an Inter-Group Interest in the Entertainment Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Entertainment Group Share Distribution Ratio applicable to such dividend; or

                        (D)  if such dividend consists of shares of Liberty Interactive Common Stock, subject to paragraph (d)(i)(C), (1) the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Interactive Common Stock distributed to holders of Liberty Capital Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Entertainment Group, an Inter-Group Interest in the Interactive Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend.

        In the case of a dividend paid pursuant to clause (E) of paragraph (e)(ii) of this Section A.2. in connection with a Capital Group Disposition, the Capital Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Capital Common Stock converted into Liberty Interactive Common Stock or Liberty Entertainment Common Stock, as applicable, in connection with such Capital Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Capital Common Stock received in connection with such Capital Group Disposition.

        A Capital Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

                (ii)    Dividends on Liberty Entertainment Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Entertainment Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and

(B) the Entertainment Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Entertainment Common Stock, the Corporation will also pay to the holders of each other series of Liberty Entertainment Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Entertainment Common Stock, such that the dividend paid on each share of Liberty Entertainment Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Entertainment Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Entertainment Common Stock as provided in paragraph (d)(ii) of this Section A.2.

        If the Entertainment Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Entertainment Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Entertainment Common Stock:

                        (A)  if such dividend consists of cash, securities (other than shares of Liberty Entertainment Common Stock, Liberty Capital Common Stock or Liberty Interactive Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an "Entertainment Group Inter-Group Dividend") to the Interactive Group and the Capital Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(ii), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Entertainment Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Entertainment Common Stock, as determined by the Board of Directors (and with the amount of the Entertainment Group Inter-Group Dividend Amount to be attributed to the Interactive Group and the Capital Group to be determined (x) in the case of the Interactive Group, by multiplying the Entertainment Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Interactive Group's Fractional Interest in the Entertainment Group"), in each case as of the record date for such dividend, and (y) in the case of the Capital Group, by multiplying the Entertainment Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Capital Group's Fractional Interest in the Entertainment Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Entertainment Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Entertainment Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest will be allocated to the Interactive Group and the Capital Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Entertainment Group as of the record date for such dividend and, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Entertainment Group as of the record date for such dividend;

                        (B)  if such dividend consists of shares of Liberty Entertainment Common Stock, the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of the record date for such dividend, by (y) the Entertainment Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest will be allocated to the Interactive Group and the Capital Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Entertainment Group as of the record date for such dividend and, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Entertainment Group as of the record date for such dividend;

                        (C)  if such dividend consists of shares of Liberty Capital Common Stock, subject to paragraph (d)(ii)(B), (1) the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Capital Common Stock distributed to holders of Liberty Entertainment Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Interactive Group, an Inter-Group Interest in the Capital Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend; or

                        (D)  if such dividend consists of shares of Liberty Interactive Common Stock, subject to paragraph (d)(ii)(C), (1) the Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Interactive Common Stock distributed to holders of Liberty Entertainment Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Capital Group, an Inter-Group Interest in the Interactive Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend.

        In the case of a dividend paid pursuant to clause (E) of paragraph (f)(ii) of this Section A.2. in connection with an Entertainment Group Disposition, the Entertainment Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Entertainment Common Stock converted into Liberty Interactive Common Stock or Liberty Capital Common Stock, as applicable, in connection with such Entertainment Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Entertainment Common Stock received in connection with such Entertainment Group Disposition.

        An Entertainment Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

                (iii)    Dividends on Liberty Interactive Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Interactive Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Interactive Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Interactive Common Stock, the Corporation will also pay to the holders of each other series of Liberty Interactive Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Interactive Common Stock, such that the dividend paid on each share of Liberty Interactive Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Interactive Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Interactive Common Stock as provided in paragraph (d)(iii) of this Section A.2.

        If the Interactive Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Interactive Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Interactive Common Stock:

                        (A)  if such dividend consists of cash, securities (other than shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an "Interactive Group Inter-Group Dividend") to the Capital Group and the Entertainment Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(iii), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Interactive Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Interactive Common Stock, as determined by the Board of Directors (and with the amount of the Interactive Group Inter-Group Dividend Amount to be attributed to the Capital Group and the Entertainment Group to be determined (x) in the case of the Capital Group, by multiplying the Interactive Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Capital Group's Fractional Interest in the Interactive Group"), in each case as of the record date for such dividend, and (y) in the case of the Entertainment Group, by multiplying the Interactive Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Entertainment Group's Fractional Interest in the Interactive Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number)

obtained by dividing (x) the Interactive Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Interactive Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be allocated to the Capital Group and the Entertainment Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Interactive Group as of the record date for such dividend and, in the case of the amount to be allocated to the Entertainment Group, the Entertainment Group's Fractional Interest in the Interactive Group as of the record date for such dividend;

                        (B)  if such dividend consists of shares of Liberty Interactive Common Stock, the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be allocated to the Capital Group and the Entertainment Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Interactive Group as of the record date for such dividend and, in the case of the amount to be allocated to the Entertainment Group, the Entertainment Group's Fractional Interest in the Interactive Group as of the record date for such dividend;

                        (C)  if such dividend consists of shares of Liberty Entertainment Common Stock, subject to paragraph (d)(iii)(C), (1) the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Entertainment Common Stock distributed to holders of Liberty Interactive Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Entertainment Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Capital Group, an Inter-Group Interest in the Entertainment Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Entertainment Group Share Distribution Ratio applicable to such dividend; or

                        (D)  if such dividend consists of shares of Liberty Capital Common Stock, subject to paragraph (d)(iii)(B), (1) the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Capital Common Stock distributed to holders of Liberty Interactive Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Entertainment Group, an Inter-Group Interest in the Capital Group (or if an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the

Entertainment Group with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend.

        In the case of a dividend paid pursuant to clause (E) of paragraph (g)(ii) of this Section A.2. in connection with an Interactive Group Disposition, the Interactive Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Interactive Common Stock converted into Liberty Capital Common Stock or Liberty Entertainment Common Stock, as applicable, in connection with such Interactive Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Interactive Common Stock received in connection with such Interactive Group Disposition.

        An Interactive Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

                (iv)    Discrimination Between or Among Series of Common Stock.    Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock, or all such series, and in equal or unequal amounts, or only on the Liberty Capital Common Stock, the Liberty Entertainment Common Stock or the Liberty Interactive Common Stock (subject to applicable law), notwithstanding the relationship between or among the Capital Group Available Dividend Amount, the Entertainment Group Available Dividend Amount and the Interactive Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the Liberty Capital Common Stock, the Liberty Entertainment Common Stock or the Liberty Interactive Common Stock, or any other factor.

        (d)   Share Distributions.

                (i)    Distributions on Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock or Series C Liberty Capital Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

                        (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, shares of Series B Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Capital Common Stock) may be declared and paid to holders of Series B Liberty Capital Common Stock and shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series C Liberty Capital Common Stock, in each case, on an equal per share basis;

                        (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, shares of Series B Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Entertainment Common Stock) may be declared and paid to holders of Series B Liberty Capital Common Stock and shares of Series C Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Entertainment Common Stock) may be declared and paid to holders of Series C Liberty Capital Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Entertainment Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Entertainment Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Capital Group, plus (z) if the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Entertainment Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Entertainment Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest;

                        (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, shares of Series B Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Interactive Common Stock) may be declared and paid to holders of Series B Liberty Capital Common Stock and shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series C Liberty Capital Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Interactive

Common Stock to be so distributed pursuant to this paragraph (d)(i)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Interactive Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Capital Group, plus (z) if the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Interactive Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Interactive Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest; or

                        (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Capital Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Capital Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Capital Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Capital Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Capital Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Capital Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series C Liberty Capital Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Capital Common Stock other than the Series B Liberty Capital Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Capital Common Stock, as compared to the other series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock).

                (ii)    Distributions on Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock or Series C Liberty Entertainment Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

                        (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, shares of Series B Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Entertainment Common Stock) may be declared and paid to holders of Series B Liberty Entertainment Common Stock and shares of Series C Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Entertainment Common Stock) may be declared and paid to holders of Series C Liberty Entertainment Common Stock, in each case, on an equal per share basis;

                        (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, shares of Series B Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Capital Common Stock) may be declared and paid to holders of Series B Liberty Entertainment Common Stock and shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series C Liberty Entertainment Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Capital Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Capital Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Entertainment Group, plus (z) if the Entertainment Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Capital Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Capital Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest;

                        (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, Series B Liberty Entertainment Common Stock and Series C Liberty Entertainment Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Entertainment Common Stock, shares of Series B Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Interactive Common Stock) may be declared and paid to holders of Series B Liberty Entertainment Common Stock and shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series C Liberty Entertainment Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Interactive Common Stock to be so distributed pursuant to this paragraph (d)(ii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Interactive Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Entertainment Group, plus (z) if the Entertainment Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Interactive Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Interactive Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest; or

                        (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Entertainment Common Stock, Liberty Capital Common Stock or Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Entertainment Common Stock, Liberty Capital Common Stock or Liberty Interactive Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Entertainment Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Entertainment Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Entertainment Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Entertainment Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Entertainment Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Entertainment Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Entertainment Common Stock, the Series B Liberty Entertainment Common Stock and the Series C Liberty Entertainment Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Entertainment Common Stock other than the Series B Liberty Entertainment Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Entertainment Common Stock (other than the Series B Liberty Entertainment Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Entertainment Common Stock (other than the Series B Liberty Entertainment Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Entertainment Common Stock, as compared to the other series of Liberty Entertainment Common Stock (other than the Series B Liberty Entertainment Common Stock).

                (iii)    Distributions on Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock or Series C Liberty Interactive Common Stock, then, in addition to the applicable requirements of paragraph (c)(iii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

                        (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, shares of Series B Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Interactive Common Stock) may be declared and paid to holders of Series B Liberty Interactive Common Stock and shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series C Liberty Interactive Common Stock, in each case, on an equal per share basis; or

                        (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, shares of Series B Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Capital Common Stock) may be declared and paid to holders of Series B Liberty Interactive Common Stock and shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series C Liberty Interactive Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Capital Common Stock to be so distributed pursuant to this paragraph (d)(iii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Capital Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Interactive Group, plus (z) if the Interactive Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Capital Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Capital Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest; or

                        (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Entertainment Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, shares of Series B Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Entertainment Common Stock) may be declared and paid to holders of Series B Liberty Interactive Common Stock and shares of Series C Liberty Entertainment Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Entertainment Common Stock) may be declared and paid to holders of Series C Liberty Interactive Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Entertainment Common Stock to be so distributed pursuant to this paragraph (d)(iii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Entertainment Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Interactive Group, plus (z) if the Interactive Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Entertainment Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Entertainment Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest; or

                        (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Interactive Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Interactive Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Interactive Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Interactive Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Interactive Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Interactive Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series C Liberty Interactive Common Stock), and (2) in the event the securities to be received by the holders of shares of Liberty Interactive Common Stock other than the Series B Liberty Interactive Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Interactive Common Stock (other than Series B Liberty Interactive Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Interactive Common Stock, as compared to the other series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock).

        (e)   Redemption and Other Provisions Relating to the Liberty Capital Common Stock.

                (i)    Redemption for Securities of one or more Capital Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Capital Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Capital Group Redemption Stockholder Approval (and, to the extent applicable, the Entertainment Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Capital Common Stock (such shares of Liberty Capital Common Stock to be redeemed, the "Capital Group Redemption Shares") for securities of such Subsidiary (a "Distributed Capital Group Subsidiary"), as provided herein. The number of Capital Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Capital Common Stock as of the Capital Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Capital Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary which is attributable to the Capital Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to reflect the effects of a Capital Group Inter-Group Redemption Election and to take into account other things deemed relevant by the Board of Directors. The aggregate number of securities of the Distributed Capital Group Subsidiary to be delivered (the "Capital Group Distribution Subsidiary Securities") in redemption of the Capital Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Capital Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Capital Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary which is attributable to the Capital Group (subject to adjustment to reflect the effects of a Capital Group Inter-Group Redemption Election) (such product, the "Distributable Capital Group Subsidiary Securities"), by (y) the Capital Group Outstanding Interest Fraction, in each case, as of the Capital Group Redemption Selection Date, or (B) if the Board of Directors does not make a Capital Group Inter-Group Redemption Election, all of the Distributable Capital Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Capital Group Subsidiary to be delivered in redemption of each Capital Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Capital Group Distribution Subsidiary Securities, by (y) the number of Capital Group Redemption Shares.

        If the Capital Group Outstanding Interest Fraction is less than one (1) on the Capital Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if)

the Board of Directors so determines in its discretion (a "Capital Group Inter-Group Redemption Election"), then concurrently with the distribution of the Capital Group Distribution Subsidiary Securities in redemption of Capital Group Redemption Shares, the Corporation will attribute to the Entertainment Group and the Interactive Group an aggregate number of Distributable Capital Group Subsidiary Securities (the "Capital Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Capital Group Subsidiary Securities and the number of Capital Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Capital Group Inter-Group Interest Subsidiary Securities will be allocated between the Entertainment Group and the Interactive Group by multiplying the number of Capital Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Entertainment Group, the Entertainment Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date and, (y) in the case of the Interactive Group, the Interactive Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date. If a Capital Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Capital Group Inter-Group Interest Subsidiary Securities to be made to the Entertainment Group and the Interactive Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Capital Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Capital Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Entertainment Group and the Interactive Group will be distributed to holders of shares of Liberty Entertainment Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) and to holders of shares of Liberty Interactive Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

        If at the time of a redemption of Liberty Capital Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock that would become convertible into or exercisable or exchangeable for Distributable Capital Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Capital Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Capital Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Capital Group Redemption Shares, the number of Capital Group Distribution Subsidiary Securities and the number of Capital Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Entertainment Group and the Interactive Group) to take into account the securities of the Distributed Capital Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

        In the event that not all outstanding shares of Liberty Capital Common Stock are to be redeemed in accordance with this paragraph (e)(i) for Capital Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Capital Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of Capital Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Capital Common Stock, in each case, outstanding as of the Capital Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Capital Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Capital Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

        To the extent that a Distributed Capital Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Entertainment Group and the Interactive Group, then (x) such Distributed Capital Group Subsidiary will also be deemed a Distributed Entertainment Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed Capital Group Subsidiary also holds assets and liabilities of the Entertainment Group) and/or a Distributed Interactive Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed Capital Group Subsidiary also holds assets and liabilities of the Interactive Group) and (y) in connection with the redemption of Capital Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Liberty Entertainment Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed Capital Group Subsidiary is also a Distributed Entertainment Group Subsidiary) and/or shares of Liberty Interactive Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed Capital Group Subsidiary is also a Distributed Interactive Group Subsidiary), as applicable, subject to the Corporation obtaining the Capital Group Redemption Stockholder Approval and the applicable of the Entertainment Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval. In connection with any such redemption of Liberty Capital Common Stock, Liberty Entertainment Common Stock and/or Liberty Interactive Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares, the Entertainment Group Redemption Shares and/or the Interactive Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary, (II) with holders of Entertainment Group Redemption Shares to receive Entertainment Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Entertainment Group held by such Subsidiary and/or (III) with holders of Interactive Group Redemption Shares to receive Interactive Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Interactive Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Capital Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

        Any redemption pursuant to this paragraph (e)(i) will occur on a Capital Group Redemption Date set forth in a notice to holders of Liberty Capital Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Capital Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

        In effecting a redemption of Liberty Capital Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Capital Common Stock in exchange for a single class or series of securities of the Distributed Capital Group Subsidiary without distinction among series of Liberty Capital Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Capital Common Stock in exchange for separate classes or series of securities of the Distributed Capital Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Capital Common Stock in exchange for a separate class or series of securities of the Distributed Capital Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Capital Common Stock in exchange for a different class or series of securities of the Distributed Capital Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Capital Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Capital Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series C Liberty Capital Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Capital Common Stock other than the Series B Liberty Capital Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Capital Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Capital Common Stock, other than the Series B Liberty Capital Common Stock) of such series of Liberty Capital Common Stock. If the Board of Directors has made a Capital Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Capital Group Subsidiary comprising the Capital Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Entertainment Group and/or the Interactive Group will be made by the Board of Directors in its discretion.

                (ii)    Mandatory Dividend, Redemption or Conversion in Case of Capital Group Disposition.    In the event of a Capital Group Disposition (other than an Exempt Capital Group Disposition), the Corporation will, on or prior to the 85th Trading Day following the consummation of such Capital Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

                        (A)  Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Capital Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(i) and (d)(i) of this Section A.2.; or

                        (B)  Provided that there are assets of the Corporation legally available therefor and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

                                (I)   if such Capital Group Disposition involves all (not merely substantially all) of the assets of the Capital Group, the Corporation may redeem all outstanding shares of each series of Liberty Capital Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the

Capital Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Capital Common Stock outstanding as of the Capital Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

                                (II)  if such Capital Group Disposition involves substantially all (but not all) of the assets of the Capital Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the Capital Group Redemption Selection Date (the "Capital Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Capital Common Stock, such Capital Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of Liberty Capital Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Capital Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Capital Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Capital Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Capital Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Capital Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Capital Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Capital Group Redemption Amount. The outstanding shares of a series of Liberty Capital Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

                        (C)  The Corporation may convert each outstanding share of Series A Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Entertainment Common Stock, each outstanding share of Series B Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Entertainment Common Stock, and each outstanding share of Series C Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Entertainment Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Liberty Entertainment Reference Share over the same 10-Trading Day period; or

                        (D)  The Corporation may convert each outstanding share of Series A Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock, each outstanding share of Series B Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock, and each outstanding share of Series C Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Capital Reference Share over the period of 10 consecutive

Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Liberty Interactive Reference Share over the same 10-Trading Day period; or

                        (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Capital Common Stock into Liberty Entertainment Common Stock or Liberty Interactive Common Stock as contemplated by clauses (C) and (D) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of Liberty Capital Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Capital Common Stock to be converted into fully paid and non-assessable shares of Liberty Entertainment Common Stock or Liberty Interactive Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Capital Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Capital Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Capital Common Stock entitled to receive such dividend and, in the case of a redemption, the Capital Group Redemption Selection Date (in the case of a partial redemption) or the Capital Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Capital Common Stock in connection with such Capital Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Capital Common Stock to be converted into shares of Liberty Entertainment Common Stock or Liberty Interactive Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Capital Common Stock outstanding as of the record date, Capital Group Redemption Selection Date or Capital Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Capital Common Stock, if the Capital Group Disposition was of all (not merely substantially all) of the assets of the Capital Group, then all remaining outstanding shares of Liberty Capital Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Capital Common Stock, if the Capital Group Disposition was of substantially all (but not all) of the assets of the Capital Group, then the number of shares of each series of Liberty Capital Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the Capital Group Redemption Amount referred to therein the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Capital Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of Liberty Capital Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Capital Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Capital Common Stock outstanding as of the Capital Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

        For purposes of this paragraph (e)(ii):

                            (1)   as of any date, "substantially all of the assets of the Capital Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Capital Group as of such date;

                            (2)   in the case of a Capital Group Disposition of assets in a series of related transactions, such Capital Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

                            (3)   if the Board of Directors seeks the approval of the holders of Liberty Capital Voting Securities entitled to vote thereon to qualify a Capital Group Disposition as an Exempt Capital Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Capital Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such Capital Group Disposition as an Exempt Capital Group Disposition;

                            (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Capital Common Stock pursuant to clause (B)(II) or (E) of this paragraph (e)(ii) at a time when the Capital Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Capital Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Entertainment Group and the Interactive Group concurrently with such redemption an aggregate amount (the "Capital Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Capital Group Net Proceeds and (y) the portion of the Capital Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Capital Group Inter-Group Redemption Amount will be attributed between the Entertainment Group and the Interactive Group based upon the Entertainment Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date and the Interactive Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

                            (5)   if at the time of a Capital Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock that would give the holders thereof the right to receive any consideration related to such Capital Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Capital Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of Liberty Capital Common Stock and/or, if applicable, (y) the Capital Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as it deems appropriate to take into account the Liberty Capital Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

                            (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty Capital Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Capital Group Disposition; and

                            (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty Capital Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Capital Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Capital Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Capital Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Capital Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Capital Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Capital Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series C Liberty Capital Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Capital Common Stock other than the Series B Liberty Capital Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Capital Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Capital Common Stock, other than the Series B Liberty Capital Common Stock) of such series of Liberty Capital Common Stock.

                (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Capital Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Capital Group Conversion Date or Capital Group Redemption Date on which all outstanding shares of Liberty Capital Common Stock were converted or redeemed, any share of Liberty Capital Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Capital Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

                (iv)  General.

                        (A)  Not later than the 10th Trading Day following the consummation of a Capital Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Capital Group Net Proceeds of such Capital Group Disposition, (y) whether the Capital Group Disposition qualifies as an Exempt Capital Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Capital Group Disposition as an Exempt Capital Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Capital Voting Securities entitled to vote thereon to qualify such Capital Group Disposition as an Exempt Capital Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 26th Trading Day) following the consummation of such Capital Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

                                (I)   which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

                                (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (e)(ii), the Capital Group Redemption Selection Date for the redemption of shares of Liberty Capital Common Stock pursuant to clause (B)(II) or (E) of paragraph (e)(ii) or the Capital Group Conversion Selection Date for the partial conversion of shares of Liberty Capital Common Stock pursuant to clause (E) of paragraph (e)(ii), which record date, Capital Group Redemption Selection Date or Capital Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

                                (III) the anticipated dividend payment date, Capital Group Redemption Date and/or Capital Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Capital Group Disposition; and

                                (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Capital Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Capital Group Redemption Selection Date or Capital Group Conversion Selection Date.

        If the Corporation determines to undertake a redemption of shares of Liberty Capital Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of Liberty Capital Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (e)(ii), the Corporation will give notice of such redemption or conversion, not less than 15 days prior to the Capital Group Redemption Date or Capital Group Conversion Date, as applicable, to holders of Liberty Capital Common Stock whose shares are to be redeemed or converted, setting forth, as applicable:

                            (1)   the Capital Group Redemption Date or Capital Group Conversion Date;

                            (2)   the number of shares of Liberty Capital Common Stock held by such holder to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Capital Common Stock will be redeemed or converted and, if shares of Liberty Capital Common Stock are to be converted, whether such shares will be converted into Liberty Entertainment Common Stock or Liberty Interactive Common Stock, and the series thereof issuable to the holders of each series of Liberty Capital Common Stock;

                            (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Capital Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Capital Common Stock to be redeemed or converted and the Capital Group Outstanding Interest Fraction as of the date of such notice (and if such Capital Group Outstanding Interest Fraction is less than one (1), the Entertainment Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of such date);

                            (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (e)(ii), if the Board of Directors has made a Capital Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the Entertainment Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of the Capital Group Redemption Selection Date and the portion of the Capital Group Inter-Group Redemption Amount attributable to each Group other than the Capital Group;

                            (5)   with respect to a dividend under clause (A) or (E) of paragraph (e)(ii), the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the Entertainment Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of the record date for the dividend and the portion of the Capital Group Inter-Group Dividend Amount attributable to each Group other than the Capital Group, if applicable; and

                            (6)   the place or places where certificates representing shares of Liberty Capital Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (B)  In the event of any conversion of shares of Liberty Capital Common Stock pursuant to paragraph (b)(vi) or (vii) of this Section A.2., not less than 15 days prior to the Capital Group Conversion Date, the Corporation will (I) announce publicly by press release that all outstanding shares of Liberty Capital Common Stock will be converted pursuant to paragraph (b)(vi) or (vii) of this Section A.2. on the Capital Group Conversion Date set forth in such press release and (II) give notice of such conversion to each holder of outstanding shares of Liberty Capital Common Stock, setting forth:

                            (1)   the Capital Group Conversion Date, which will not be more than 45 days following the Determination Date;

                            (2)   a statement that all outstanding shares of Liberty Capital Common Stock will be converted;

                            (3)   the per share number and series of shares of Liberty Entertainment Common Stock or Liberty Interactive Common Stock to be received with respect to each share of each series of Liberty Capital Common Stock; and

                            (4)   the place or places where certificates representing shares of Liberty Capital Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (C)  If the Corporation obtains the Capital Group Redemption Stockholder Approval and determines to redeem shares of Liberty Capital Common Stock pursuant to paragraph (e)(i), the Corporation will, announce publicly by press release promptly following the Approval Date:

                                (I)   that the Corporation intends to redeem shares of Liberty Capital Common Stock for securities of a Distributed Capital Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2.;

                                (II)  if applicable, the Capital Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

                                (III) the anticipated Capital Group Redemption Date, which will not be later than the 85th Trading Day following the date of the press release; and

                                (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Capital Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Capital Group Redemption Selection Date.

        Not less than 15 days prior to the Capital Group Redemption Date, the Corporation will give notice of such redemption to holders of Liberty Capital Common Stock whose shares are to be redeemed, setting forth:

                            (1)   the Capital Group Redemption Date;

                            (2)   the number of shares of Liberty Capital Common Stock held by such holder to be redeemed or, if applicable, stating that all outstanding shares of Liberty Capital Common Stock will be redeemed;

                            (3)   the class or series of securities of the Distributed Capital Group Subsidiary to be received with respect to each share of each series of Liberty Capital Common Stock to be redeemed and the Capital Group Outstanding Interest Fraction as of the date of such notice, if any (and if such Capital Group Outstanding Interest Fraction is less than one (1), the Entertainment Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of such date);

                            (4)   if the Board of Directors has made a Capital Group Inter-Group Redemption Election, the number of Capital Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Capital Group, and the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest, in each case, used in determining such number and attribution of Capital Group Inter-Group Interest Subsidiary Securities; and

                            (5)   the place or places where certificates representing shares of Liberty Capital Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Capital Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Capital Common Stock pursuant to this Section A.2., as applicable.

                        (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Capital Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

                        (F)  Any notice sent to a holder of Liberty Capital Common Stock pursuant to clauses (A), (B), (C) or (D) of this paragraph (e)(iv) will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the Corporation.

                        (G)  Neither the failure to mail any notice required by this paragraph (e)(iv) to any particular holder of Liberty Capital Common Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Capital Common Stock, or the validity of any action taken pursuant to this Certificate.

                        (H)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Capital Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(E), if the Capital Group Conversion Date or the Capital Group Redemption Date with respect to any shares of Liberty Capital Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Capital Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

                        (I)   Before any holder of shares of Liberty Capital Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Capital Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Capital Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Liberty Capital Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Capital Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(K). If less than all of the shares of Liberty Capital Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Capital Common Stock not redeemed or converted. The Corporation will not be required to register a transfer of (I) any shares of Liberty Capital Common Stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (II) any shares of Liberty Capital Common Stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

                        (J)   From and after any applicable Capital Group Conversion Date or Capital Group Redemption Date, all rights of a holder of shares of Liberty Capital Common Stock that were converted or redeemed on such Capital Group Conversion Date or Capital Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Capital Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(K) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Capital Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Capital Group Conversion Date or Capital Group Redemption Date represented shares of Liberty Capital Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Capital Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Capital Group Conversion Date or Capital Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Capital Group Conversion Date or Capital Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Capital Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (I) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Capital Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

                        (K)  The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Capital Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Capital Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Capital Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Capital Common Stock includes a fraction, the Corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction as of the Trading Day specified by the Board of Directors for such purpose (without interest). For purposes of the preceding sentence, "value" of any fraction will equal the amount (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of such specified Trading Day.

                        (L)  Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (f)    Redemption and Other Provisions Relating to the Liberty Entertainment Common Stock.

                (i)    Redemption for Securities of one or more Entertainment Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Entertainment Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Entertainment Group Redemption Stockholder Approval (and, to the extent applicable, the Capital Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Entertainment Common Stock (such shares of Liberty Entertainment Common Stock to be redeemed, the "Entertainment Group Redemption Shares") for securities of such Subsidiary (a "Distributed Entertainment Group Subsidiary"), as provided herein. The number of Entertainment Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Entertainment Common Stock as of the Entertainment Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Entertainment Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Entertainment Group Subsidiary which is attributable to the Entertainment Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to reflect the effects of an Entertainment Group Inter-Group Redemption Election and to take into account other things deemed relevant by the Board of Directors. The aggregate number of securities of the Distributed Entertainment Group Subsidiary to be delivered (the "Entertainment Group Distribution Subsidiary Securities") in redemption of the Entertainment Group Redemption Shares will be equal to: (A) if the Board of Directors makes an Entertainment Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Entertainment Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Entertainment Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Entertainment Group Subsidiary which is attributable to the Entertainment Group (subject to adjustment to reflect the effects of an Entertainment Group Inter-Group Election) (such product, the "Distributable Entertainment Group Subsidiary Securities"), by (y) the Entertainment Group Outstanding Interest Fraction, in each case, as of the Entertainment Group Redemption Selection Date, or (B) if the Board of Directors does not make an Entertainment Group Inter-Group Redemption Election, all of the Distributable Entertainment Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Entertainment Group Subsidiary to be delivered in redemption of each Entertainment Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Entertainment Group Distribution Subsidiary Securities, by (y) the number of Entertainment Group Redemption Shares.

        If the Entertainment Group Outstanding Interest Fraction is less than one (1) on the Entertainment Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (an "Entertainment Group Inter-Group Redemption Election"), then concurrently with the distribution of the Entertainment Group Distribution Subsidiary Securities in redemption of Entertainment Group Redemption Shares, the Corporation will attribute to the Capital Group and the Interactive Group an aggregate number of Distributable Entertainment Group Subsidiary Securities (the "Entertainment Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Entertainment Group Subsidiary Securities and the number of Entertainment Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Entertainment Group Inter-Group Interest Subsidiary Securities will be allocated between the Capital Group and the

Interactive Group by multiplying the number of Entertainment Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Capital Group, the Capital Group's Fractional Interest in the Entertainment Group as of the Entertainment Group Redemption Selection Date and, (y) in the case of the Interactive Group, the Interactive Group's Fractional Interest in the Entertainment Group as of the Entertainment Group Redemption Selection Date. If an Entertainment Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Entertainment Group Inter-Group Interest Subsidiary Securities to be made to the Capital Group and the Interactive Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Entertainment Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Entertainment Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Capital Group and the Interactive Group will be distributed to holders of shares of Liberty Capital Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Interactive Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

        If at the time of a redemption of Liberty Entertainment Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Entertainment Common Stock that would become convertible into or exercisable or exchangeable for Distributable Entertainment Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Entertainment Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Entertainment Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Entertainment Group Redemption Shares, the number of Entertainment Group Distribution Subsidiary Securities and the number of Entertainment Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Capital Group and the Interactive Group) to take into account the securities of the Distributed Entertainment Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

        In the event that not all outstanding shares of Liberty Entertainment Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Entertainment Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Entertainment Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Entertainment Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Entertainment Common Stock, in each case, outstanding as of the Entertainment Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Entertainment Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Entertainment Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

        To the extent that a Distributed Entertainment Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Capital Group and the Interactive Group, then (x) such Distributed Entertainment Group Subsidiary will also be deemed a Distributed Capital Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Entertainment Group Subsidiary also holds assets and liabilities of the Capital

Group) and/or a Distributed Interactive Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed Entertainment Group Subsidiary also holds assets and liabilities of the Interactive Group) and (y) in connection with the redemption of Entertainment Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of Liberty Capital Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Entertainment Group Subsidiary is also a Distributed Capital Group Subsidiary) and/or shares of Liberty Interactive Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed Entertainment Group Subsidiary is also a Distributed Interactive Group Subsidiary), as applicable, subject to the Corporation obtaining the Entertainment Group Redemption Stockholder Approval and the applicable of the Capital Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval. In connection with any such redemption of Liberty Capital Common Stock, Liberty Entertainment Common Stock and/or Liberty Interactive Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares, the Entertainment Group Redemption Shares and/or the Interactive Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary, (II) with holders of Entertainment Group Redemption Shares to receive Entertainment Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Entertainment Group held by such Subsidiary and/or (III) with holders of Interactive Group Redemption Shares to receive Interactive Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Interactive Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Entertainment Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

        Any redemption pursuant to this paragraph (f)(i) will occur on an Entertainment Group Redemption Date set forth in a notice to holders of Liberty Entertainment Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Entertainment Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

        In effecting a redemption of Liberty Entertainment Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Entertainment Common Stock in exchange for a single class or series of securities of the Distributed Entertainment Group Subsidiary without distinction among series of Liberty Entertainment Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Entertainment Common Stock in exchange for separate classes or series of securities of the Distributed Entertainment Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Entertainment Common Stock in exchange for a separate class or series of securities of the Distributed Entertainment Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Entertainment Common Stock in exchange for a different class or series of securities of the Distributed Entertainment Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Entertainment Common

Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Entertainment Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Entertainment Common Stock, the Series B Liberty Entertainment Common Stock and the Series C Liberty Entertainment Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Entertainment Common Stock other than the Series B Liberty Entertainment Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Entertainment Common Stock (other than the Series B Liberty Entertainment Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Entertainment Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Entertainment Common Stock, other than the Series B Liberty Entertainment Common Stock) of such series of Liberty Entertainment Common Stock. If the Board of Directors has made an Entertainment Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Entertainment Group Subsidiary comprising the Entertainment Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Interactive Group and/or the Capital Group will be made by the Board of Directors in its discretion.

                (ii)    Mandatory Dividend, Redemption or Conversion in Case of Entertainment Group Disposition.    In the event of an Entertainment Group Disposition (other than an Exempt Entertainment Group Disposition), the Corporation will, on or prior to the 85th Trading Day following the consummation of such Entertainment Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

                        (A)  Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Entertainment Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Entertainment Group Allocable Net Proceeds of such Entertainment Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(ii) and (d)(ii) of this Section A.2.; or

                        (B)  Provided that there are assets of the Corporation legally available therefor and the Entertainment Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

                                (I)   if such Entertainment Group Disposition involves all (not merely substantially all) of the assets of the Entertainment Group, the Corporation may redeem all outstanding shares of each series of Liberty Entertainment Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Entertainment Group Allocable Net Proceeds of such Entertainment Group Disposition as of the Entertainment Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty

Entertainment Common Stock outstanding as of the Entertainment Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

                                (II)  if such Entertainment Group Disposition involves substantially all (but not all) of the assets of the Entertainment Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Entertainment Group Allocable Net Proceeds of such Entertainment Group Disposition as of the Entertainment Group Redemption Selection Date (the "Entertainment Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Entertainment Common Stock, such Entertainment Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Liberty Entertainment Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Entertainment Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Entertainment Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Entertainment Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Entertainment Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Entertainment Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Entertainment Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Entertainment Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Entertainment Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Entertainment Group Redemption Amount. The outstanding shares of a series of Liberty Entertainment Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

                        (C)  The Corporation may convert each outstanding share of Series A Liberty Entertainment Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock, each outstanding share of Series B Liberty Entertainment Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock, and each outstanding share of Series C Liberty Entertainment Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Entertainment Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Entertainment Group Disposition, to (II) the Average Market Value of the Liberty Capital Reference Share over the same 10-Trading Day period; or

                        (D)  The Corporation may convert each outstanding share of Series A Liberty Entertainment Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock, each outstanding share of Series B Liberty Entertainment Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock, and each outstanding share of Series C Liberty Entertainment Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Entertainment Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Entertainment Group Disposition, to (II) the Average Market Value of the Liberty Interactive Reference Share over the same 10-Trading Day period; or

                        (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Entertainment Common Stock into Liberty Capital Common Stock or Liberty Interactive Common Stock as contemplated by clauses (C) and (D) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Liberty Entertainment Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Entertainment Common Stock to be converted into fully paid and non-assessable shares of Liberty Capital Common Stock or Liberty Interactive Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Entertainment Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Entertainment Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Entertainment Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Entertainment Group Allocable Net Proceeds of such Entertainment Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Entertainment Common Stock entitled to receive such dividend and, in the case of a redemption, the Entertainment Group Redemption Selection Date (in the case of a partial redemption) or the Entertainment Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Entertainment Common Stock in connection with such Entertainment Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Entertainment Common Stock to be converted into shares of Liberty Capital Common Stock or Liberty Interactive Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Entertainment Common Stock outstanding as of the record date, Entertainment Group Redemption Selection Date or Entertainment Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Entertainment Common Stock, if the Entertainment Group Disposition was of all (not merely substantially all) of the assets of the Entertainment Group, then all remaining outstanding shares of Liberty Entertainment Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Entertainment Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Entertainment Common Stock, if the Entertainment Group Disposition was of substantially all (but not all) of the assets of the Entertainment Group, then the number of shares of each series of Liberty Entertainment Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Entertainment Group Redemption Amount referred to therein the portion of the Entertainment Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Entertainment Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Liberty Entertainment Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Entertainment Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Entertainment Common Stock outstanding as of the Entertainment Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

        For purposes of this paragraph (f)(ii):

                            (1)   as of any date, "substantially all of the assets of the Entertainment Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Entertainment Group as of such date;

                            (2)   in the case of a Entertainment Group Disposition of assets in a series of related transactions, such Entertainment Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

                            (3)   if the Board of Directors seeks the approval of the holders of Liberty Entertainment Voting Securities entitled to vote thereon to qualify an Entertainment Group Disposition as an Exempt Entertainment Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Entertainment Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Entertainment Group Disposition as an Exempt Entertainment Group Disposition;

                            (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Entertainment Common Stock pursuant to clause (B)(II) or (E) of this paragraph (f)(ii) at a time when the Entertainment Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (an "Entertainment Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Capital Group and the Interactive Group concurrently with such redemption an aggregate amount (the "Entertainment Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Entertainment Group Net Proceeds and (y) the portion of the Entertainment Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Entertainment Group Inter-Group Redemption Amount will be attributed between the Capital Group and the Interactive Group based upon the Capital Group's Fractional Interest in the Entertainment Group as of the Entertainment Group Redemption Selection Date and the Interactive Group's Fractional Interest in the Entertainment Group as of the Entertainment Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

                            (5)   if at the time of a Entertainment Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Entertainment Common Stock that would give the holders thereof the right to receive any consideration related to such Entertainment Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Entertainment Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Liberty Entertainment Common Stock and/or, if applicable, (y) the Entertainment Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as it deems appropriate to take into account the Liberty Entertainment Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

                            (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Entertainment Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Entertainment Group Disposition; and

                            (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Entertainment Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Entertainment Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Entertainment Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Entertainment Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Entertainment Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Entertainment Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Entertainment Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Entertainment Common Stock, the Series B Liberty Entertainment Common Stock and the Series C Liberty Entertainment Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Entertainment Common Stock other than the Series B Liberty Entertainment Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Entertainment Common Stock (other than the Series B Liberty Entertainment Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Entertainment Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of

Liberty Entertainment Common Stock, other than the Series B Liberty Entertainment Common Stock) of such series of Liberty Entertainment Common Stock.

                (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Entertainment Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Entertainment Group Conversion Date or Entertainment Group Redemption Date on which all outstanding shares of Liberty Entertainment Common Stock were converted or redeemed, any share of Liberty Entertainment Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Entertainment Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

        (iv)  General.

                        (A)  Not later than the 10th Trading Day following the consummation of an Entertainment Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Entertainment Group Net Proceeds of such Entertainment Group Disposition, (y) whether the Entertainment Group Disposition qualifies as an Exempt Entertainment Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Entertainment Group Disposition as an Exempt Entertainment Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Entertainment Voting Securities entitled to vote thereon to qualify such Entertainment Group Disposition as an Exempt Entertainment Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 26th Trading Day) following the consummation of such Entertainment Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

                                (I)   which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

                                (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (f)(ii), the Entertainment Group Redemption Selection Date for the redemption of shares of Liberty Entertainment Common Stock pursuant to clause (B)(II) or (E) of paragraph (f)(ii) or the Entertainment Group Conversion Selection Date for the partial conversion of shares of Liberty Entertainment Common Stock pursuant to clause (E) of paragraph (f)(ii), which record date, Entertainment Group Redemption Selection Date or Entertainment Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

                                (III) the anticipated dividend payment date, Entertainment Group Redemption Date and/or Entertainment Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Entertainment Group Disposition; and

                                (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Entertainment Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Entertainment Group Redemption Selection Date or Entertainment Group Conversion Selection Date.

        If the Corporation determines to undertake a redemption of shares of Liberty Entertainment Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Liberty Entertainment Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (f)(ii), the Corporation will give notice of such redemption or conversion, not less than 15 days prior to the Entertainment Group Redemption Date or Entertainment Group Conversion Date, as applicable, to holders of Liberty Entertainment Common Stock whose shares are to be redeemed or converted, setting forth, as applicable:

                            (1)   the Entertainment Group Redemption Date or Entertainment Group Conversion Date;

                            (2)   the number of shares of Liberty Entertainment Common Stock held by such holder to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Entertainment Common Stock will be redeemed or converted and, if shares of Liberty Entertainment Common Stock are to be converted, whether such shares will be converted into Liberty Capital Common Stock or Liberty Interactive Common Stock, and the series thereof issuable to the holders of each series of Liberty Entertainment Common Stock;

                            (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Entertainment Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Entertainment Common Stock to be redeemed or converted and the Entertainment Group Outstanding Interest Fraction as of the date of such notice (and if such Entertainment Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Entertainment Group and the Interactive Group's Fractional Interest in the Entertainment Group, in each case, as of such date);

                            (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (f)(ii), if the Board of Directors has made an Entertainment Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest, the Capital Group's Fractional Interest in the Entertainment Group and the Interactive Group's Fractional Interest in the Entertainment Group, in each case, as of the Entertainment Group Redemption Selection Date and the portion of the Entertainment Group Inter-Group Redemption Amount attributable to each Group other than the Entertainment Group;

                            (5)   with respect to a dividend under clause (A) or (E) of paragraph (f)(ii), the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest, the Capital Group's Fractional Interest in the Entertainment Group and the Interactive Group's Fractional Interest in the Entertainment Group, in each case, as of the record date for the dividend and the portion of the Entertainment Group Inter-Group Dividend Amount attributable to each Group other than the Entertainment Group, if applicable; and

                            (6)   the place or places where certificates representing shares of Liberty Entertainment Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (B)  In the event of any conversion of shares of Liberty Entertainment Common Stock pursuant to paragraph (b)(iv) or (v) of this Section A.2., not less than 15 days prior to the Entertainment Group Conversion Date, the Corporation will (I) announce publicly by press release that all outstanding shares of Liberty Entertainment Common Stock will be converted pursuant to paragraph (b)(iv) or (v) of this Section A.2. on the Entertainment Group Conversion Date set forth in such press release and (II) give notice of such conversion to each holder of outstanding shares of Liberty Entertainment Common Stock, setting forth:

                            (1)   the Entertainment Group Conversion Date, which will not be more than 45 days following the Determination Date;

                            (2)   a statement that all outstanding shares of Liberty Entertainment Common Stock will be converted;

                            (3)   the per share number and series of shares of Liberty Capital Common Stock or Liberty Interactive Common Stock to be received with respect to each share of each series of Liberty Entertainment Common Stock; and

                            (4)   the place or places where certificates representing shares of Liberty Entertainment Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (C)  If the Corporation obtains the Entertainment Group Redemption Stockholder Approval and determines to redeem shares of Liberty Entertainment Common Stock pursuant to paragraph (f)(i), the Corporation will, announce publicly by press release promptly following the Approval Date:

                                (I)   that the Corporation intends to redeem shares of Liberty Entertainment Common Stock for securities of a Distributed Entertainment Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2.;

                                (II)  if applicable, the Entertainment Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

                                (III) the anticipated Entertainment Group Redemption Date, which will not be later than the 85th Trading Day following the date of the press release; and

                                (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Entertainment Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Entertainment Group Redemption Selection Date.

        Not less than 15 days prior to the Entertainment Group Redemption Date, the Corporation will give notice of such redemption to holders of Liberty Entertainment Common Stock whose shares are to be redeemed, setting forth:

                            (1)   the Entertainment Group Redemption Date;

                            (2)   the number of shares of Liberty Entertainment Common Stock held by such holder to be redeemed or, if applicable, stating that all outstanding shares of Liberty Entertainment Common Stock will be redeemed;

                            (3)   the class or series of securities of the Distributed Entertainment Group Subsidiary to be received with respect to each share of each series of Liberty Entertainment Common Stock to be redeemed and the Entertainment Group Outstanding Interest Fraction as of the date of such notice, if any (and if such Entertainment Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Entertainment Group and the Interactive Group's Fractional Interest in the Entertainment Group, in each case, as of such date);

                            (4)   if the Board of Directors has made an Entertainment Group Inter-Group Redemption Election, the number of Entertainment Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Entertainment Group, and the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest, in each case, used in determining such number and attribution of Entertainment Group Inter-Group Interest Subsidiary Securities; and

                            (5)   the place or places where certificates representing shares of Liberty Entertainment Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Entertainment Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Entertainment Common Stock pursuant to this Section A.2., as applicable.

                        (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Entertainment Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

                        (F)  Any notice sent to a holder of Liberty Entertainment Common Stock pursuant to clauses (A), (B), (C) or (D) of this paragraph (f)(iv) will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the Corporation.

                        (G)  Neither the failure to mail any notice required by this paragraph (f)(iv) to any particular holder of Liberty Entertainment Common Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Entertainment Common Stock, or the validity of any action taken pursuant to this Certificate.

                        (H)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Entertainment Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(E), if the Entertainment Group Conversion Date or the Entertainment Group Redemption Date with respect to any shares of Liberty Entertainment Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Entertainment Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

                        (I)   Before any holder of shares of Liberty Entertainment Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Entertainment Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Entertainment Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Liberty Entertainment Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Entertainment Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(K). If less than all of the shares of Liberty Entertainment Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Entertainment Common Stock not redeemed or converted. The Corporation will not be required to register a transfer of (I) any shares of Liberty Entertainment Common Stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (II) any shares of Liberty Entertainment Common Stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

                        (J)   From and after any applicable Entertainment Group Conversion Date or Entertainment Group Redemption Date, all rights of a holder of shares of Liberty Entertainment Common Stock that were converted or redeemed on such Entertainment Group Conversion Date or Entertainment Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Entertainment Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(K) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Entertainment Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Entertainment Group Conversion Date or Entertainment Group Redemption Date represented shares of Liberty Entertainment Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Entertainment Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Entertainment Group Conversion Date or Entertainment Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Entertainment Group Conversion Date or Entertainment Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Entertainment Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (I) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Entertainment Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

                        (K)  The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Entertainment Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Entertainment

Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Entertainment Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Entertainment Common Stock includes a fraction, the Corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction as of the Trading Day specified by the Board of Directors for such purpose (without interest). For purposes of the preceding sentence, "value" of any fraction will equal the amount (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of such specified Trading Day.

                        (L)  Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (g)   Redemption and Other Provisions Relating to the Liberty Interactive Common Stock.

                (i)    Redemption for Securities of one or more Interactive Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Interactive Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Interactive Group Redemption Stockholder Approval (and, to the extent applicable, the Capital Group Redemption Stockholder Approval and/or the Entertainment Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Interactive Common Stock (such shares of Liberty Interactive Common Stock to be redeemed, the "Interactive Group Redemption Shares") for securities of such Subsidiary (a "Distributed Interactive Group Subsidiary"), as provided herein. The number of Interactive Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Interactive Common Stock as of the Interactive Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Interactive Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Interactive Group Subsidiary which is attributable to the Interactive Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to reflect the effects of an Interactive Group Inter-Group Redemption Election and to take into account other things deemed relevant by the Board of Directors. The aggregate number of securities of the Distributed Interactive Group Subsidiary to be delivered (the "Interactive Group Distribution Subsidiary Securities") in redemption of the Interactive Group Redemption Shares will be equal to: (A) if the Board of Directors makes an Interactive Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Interactive Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Interactive Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Interactive Group Subsidiary which is attributable to the Interactive Group (subject to adjustment to reflect the effects of an Interactive Group Inter-Group Redemption Election) (such product, the "Distributable Interactive Group Subsidiary Securities"), by (y) the Interactive Group Outstanding Interest Fraction, in each case, as of the Interactive Group Redemption Selection Date, or (B) if the Board of Directors does not make an Interactive Group Inter-Group Redemption Election, all of the Distributable Interactive Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Interactive Group Subsidiary to be delivered in redemption of each Interactive Group Redemption Share will be equal to the amount

(rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Interactive Group Distribution Subsidiary Securities, by (y) the number of Interactive Group Redemption Shares.

        If the Interactive Group Outstanding Interest Fraction is less than one (1) on the Interactive Group Redemption Selection Date for any redemption pursuant to this paragraph (g)(i) and if (but only if) the Board of Directors so determines in its discretion (an "Interactive Group Inter-Group Redemption Election"), then concurrently with the distribution of the Interactive Group Distribution Subsidiary Securities in redemption of Interactive Group Redemption Shares, the Corporation will attribute to the Capital Group and the Entertainment Group an aggregate number of Distributable Interactive Group Subsidiary Securities (the "Interactive Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Interactive Group Subsidiary Securities and the number of Interactive Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Interactive Group Inter-Group Interest Subsidiary Securities will be allocated between the Capital Group and the Entertainment Group by multiplying the number of Interactive Group Inter- Group Interest Subsidiary Securities by (x), in the case of the Capital Group, the Capital Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date and, (y) in the case of the Entertainment Group, the Entertainment Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date. If an Interactive Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Interactive Group Inter-Group Interest Subsidiary Securities to be made to the Capital Group and the Entertainment Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Interactive Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Interactive Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Capital Group and the Entertainment Group will be distributed to holders of shares of Liberty Capital Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Entertainment Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) of this Section A.2.

        If at the time of a redemption of Liberty Interactive Common Stock pursuant to this paragraph (g)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock that would become convertible into or exercisable or exchangeable for Distributable Interactive Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Interactive Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Interactive Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Interactive Group Redemption Shares, the number of Interactive Group Distribution Subsidiary Securities and the number of Interactive Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Capital Group and the Entertainment Group) to take into account the securities of the Distributed Interactive Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

        In the event that not all outstanding shares of Liberty Interactive Common Stock are to be redeemed in accordance with this paragraph (g)(i) for Interactive Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Interactive Common Stock to be redeemed in accordance with this paragraph (g)(i) will be determined by multiplying the aggregate number of Interactive Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Interactive Common Stock, in each case, outstanding as of the Interactive Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Interactive Common Stock to be redeemed in accordance with this paragraph (g)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Interactive Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

        To the extent that a Distributed Interactive Group Subsidiary to be distributed pursuant to this paragraph (g)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Capital Group and the Entertainment Group, then (x) such Distributed Interactive Group Subsidiary will also be deemed a Distributed Capital Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Interactive Group Subsidiary also holds assets and liabilities of the Capital Group) and/or a Distributed Entertainment Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed Interactive Group Subsidiary also holds assets and liabilities of the Entertainment Group) and (y) in connection with the redemption of Interactive Group Redemption Shares pursuant to this paragraph (g)(i) the Corporation will also redeem shares of Liberty Capital Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Interactive Group Subsidiary is also a Distributed Capital Group Subsidiary) and/or shares of Liberty Entertainment Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed Interactive Group Subsidiary is also a Distributed Entertainment Group Subsidiary), as applicable, subject to the Corporation obtaining the Interactive Group Redemption Stockholder Approval and the applicable of the Capital Group Redemption Stockholder Approval and/or the Entertainment Group Redemption Stockholder Approval. In connection with any such redemption of Liberty Capital Common Stock, Liberty Entertainment Common Stock and/or Liberty Interactive Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares, the Entertainment Group Redemption Shares and/or the Interactive Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary, (II) with holders of Entertainment Group Redemption Shares to receive Entertainment Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Entertainment Group held by such Subsidiary and/or (III) with holders of Interactive Group Redemption Shares to receive Interactive Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Interactive Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Interactive Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

        Any redemption pursuant to this paragraph (g)(i) will occur on an Interactive Group Redemption Date set forth in a notice to holders of Liberty Interactive Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Interactive Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (g)(iv)(C).

        In effecting a redemption of Liberty Interactive Common Stock pursuant to this paragraph (g)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Interactive Common Stock in exchange for a single class or series of securities of the Distributed Interactive Group Subsidiary without distinction among series of Liberty Interactive Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Interactive Common Stock in exchange for separate classes or series of securities of the Distributed Interactive Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Interactive Common Stock in exchange for a separate class or series of securities of the Distributed Interactive Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Interactive Common Stock in exchange for a different class or series of securities of the Distributed Interactive Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Interactive Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Interactive Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series C Liberty Interactive Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Interactive Common Stock other than the Series B Liberty Interactive Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Interactive Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Interactive Common Stock, other than the Series B Liberty Interactive Common Stock) of such series of Liberty Interactive Common Stock. If the Board of Directors has made an Interactive Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Interactive Group Subsidiary comprising the Interactive Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Capital Group and/or the Entertainment Group will be made by the Board of Directors in its discretion.

                (ii)    Mandatory Dividend, Redemption or Conversion in Case of Interactive Group Disposition.    In the event of an Interactive Group Disposition (other than an Exempt Interactive Group Disposition), the Corporation will, on or prior to the 85th Trading Day following the consummation of such Interactive Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

                        (A)  Subject to the first sentence of paragraph (c)(iii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Interactive Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(iii) and (d)(iii) of this Section A.2.; or

                        (B)  Provided that there are assets of the Corporation legally available therefor and the Interactive Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (g)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

                                (I)   if such Interactive Group Disposition involves all (not merely substantially all) of the assets of the Interactive Group, the Corporation may redeem all outstanding shares of each series of Liberty Interactive Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of the Interactive Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Interactive Common Stock outstanding as of the Interactive Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (g)(ii)); or

                                (II)  if such Interactive Group Disposition involves substantially all (but not all) of the assets of the Interactive Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of the Interactive Group Redemption Selection Date (the "Interactive Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Interactive Common Stock, such Interactive Group Redemption Amount to be allocated (subject to the provisions of this paragraph (g)(ii)) to the redemption of shares of each series of Liberty Interactive Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Interactive Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Interactive Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Interactive Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Interactive Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Interactive Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Interactive Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Interactive Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Interactive Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Interactive Group Redemption Amount. The outstanding shares of a series of Liberty Interactive Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

                        (C)  The Corporation may convert each outstanding share of Series A Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock, each outstanding share of Series B Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock, and each outstanding share of Series C Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Interactive Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Interactive Group Disposition, to (II) the Average Market Value of the Liberty Capital Reference Share over the same 10-Trading Day period; or

                        (D)  The Corporation may convert each outstanding share of Series A Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Entertainment Common Stock, each outstanding share of Series B Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Entertainment Common Stock, and each outstanding share of Series C Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Entertainment Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Interactive Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Liberty Entertainment Reference Share over the same 10-Trading Day period; or

                        (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Interactive Common Stock into Liberty Capital Common Stock or Liberty Entertainment Common Stock as contemplated by clauses (C) and (D) of this paragraph (g)(ii) with the payment of a dividend on or the redemption of shares of Liberty Interactive Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (g)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Interactive Common Stock to be converted into fully paid and non-assessable shares of Liberty Capital Common Stock or Liberty Entertainment Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Interactive Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(iii) and (d)(iii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Interactive Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Interactive Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Interactive Common Stock entitled to receive such dividend and, in the case of a redemption, the Interactive Group Redemption Selection Date (in the case of a partial redemption) or the Interactive Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Interactive Common Stock in connection with such Interactive Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Interactive Common Stock to be converted into shares of Liberty Capital Common Stock or Liberty Entertainment Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Interactive Common Stock outstanding as of the record date, Interactive Group Redemption Selection Date or Interactive Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Interactive Common Stock, if the Interactive Group Disposition was of all (not merely substantially all) of the assets of the Interactive Group, then all remaining outstanding shares of Liberty Interactive Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Interactive Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Interactive Common Stock, if the Interactive Group Disposition was of substantially all (but not all) of the assets of the Interactive Group, then the number of shares of each series of Liberty Interactive Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (g)(ii), substituting for the Interactive Group Redemption Amount referred to therein the portion of the Interactive Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Interactive Group Allocable Net Proceeds and allocated among all such shares redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). The aggregate number of shares of Liberty Interactive Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Interactive Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Interactive Common Stock outstanding as of the Interactive Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (g)(ii).

        For purposes of this paragraph (g)(ii):

                            (1)   as of any date, "substantially all of the assets of the Interactive Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Interactive Group as of such date;

                            (2)   in the case of an Interactive Group Disposition of assets in a series of related transactions, such Interactive Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

                            (3)   if the Board of Directors seeks the approval of the holders of Liberty Interactive Voting Securities entitled to vote thereon to qualify an Interactive Group Disposition as an Exempt Interactive Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Interactive Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (g)(ii) and paragraph (g)(iv), and no subsequent vote may be taken to qualify such Interactive Group Disposition as an Exempt Interactive Group Disposition;

                            (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Interactive Common Stock pursuant to clause (B)(II) or (E) of this paragraph (g)(ii) at a time when the Interactive Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (an "Interactive Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Capital Group and the Entertainment Group concurrently with such redemption an aggregate amount (the "Interactive Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Interactive Group Net Proceeds and (y) the portion of the Interactive Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (g)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Interactive Group Inter-Group Redemption Amount will be attributed between the Capital Group and the Entertainment Group based upon the Capital Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date and the Entertainment Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

                            (5)   if at the time of an Interactive Group Disposition subject to this paragraph (g)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock that would give the holders thereof the right to receive any consideration related to such Interactive Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Interactive Common Stock pursuant to this paragraph (g)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (g)(ii) as a dividend on or in redemption or conversion of shares of Liberty Interactive Common Stock and/or, if applicable, (y) the Interactive Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as it deems appropriate to take into account the Liberty Interactive Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

                            (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Interactive Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (g)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Interactive Group Disposition; and

                            (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Interactive Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Interactive Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Interactive Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Interactive Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Interactive Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Interactive Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Interactive Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series C Liberty Interactive Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Interactive Common Stock other than the Series B Liberty Interactive Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Interactive Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Interactive Common Stock, other than the Series B Liberty Interactive Common Stock) of such series of Liberty Interactive Common Stock.

                (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Interactive Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (g)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Interactive Group Conversion Date or Interactive Group Redemption Date on which all outstanding shares of Liberty Interactive Common Stock were converted or redeemed, any share of Liberty Interactive Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Interactive Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

                (iv)  General.

                        (A)  Not later than the 10th Trading Day following the consummation of an Interactive Group Disposition referred to in paragraph (g)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Interactive Group Net Proceeds of such Interactive Group Disposition, (y) whether the Interactive Group Disposition qualifies as an Exempt Interactive Group Disposition, and (z) if it does not so qualify at the time of the announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Interactive Group Disposition as an Exempt Interactive Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Interactive Voting Securities entitled to vote thereon to qualify such Interactive Group Disposition as an Exempt Interactive Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (g)(iv)(A), not earlier than the 26th Trading Day) following the consummation of such Interactive Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

                                (I)   which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (g)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

                                (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (g)(ii), the Interactive Group Redemption Selection Date for the redemption of shares of Liberty Interactive Common Stock pursuant to clause (B)(II) or (E) of paragraph (g)(ii) or the Interactive Group Conversion Selection Date for the partial conversion of shares of Liberty Interactive Common Stock pursuant to clause (E) of paragraph (g)(ii), which record date, Interactive Group Redemption Selection Date or Interactive Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

                                (III) the anticipated dividend payment date, Interactive Group Redemption Date and/or Interactive Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Interactive Group Disposition; and

                                (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Interactive Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Interactive Group Redemption Selection Date or Interactive Group Conversion Selection Date.

        If the Corporation determines to undertake a redemption of shares of Liberty Interactive Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (g)(ii) of this Section A.2., or a conversion of shares of Liberty Interactive Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (g)(ii), the Corporation will give notice of such redemption or conversion, not less than 15 days prior to the Interactive Group Redemption Date or Interactive Group Conversion Date, as applicable, to holders of Liberty Interactive Common Stock whose shares are to be redeemed or converted, setting forth, as applicable:

                            (1)   the Interactive Group Redemption Date or Interactive Group Conversion Date;

                            (2)   the number of shares of Liberty Interactive Common Stock held by such holder to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Interactive Common Stock will be redeemed or converted and, if shares of Liberty Interactive Common Stock are to be converted, whether such shares will be converted into Liberty Capital Common Stock or Liberty Entertainment Common Stock, and the series thereof issuable to the holders of each series of Liberty Interactive Common Stock;

                            (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Interactive Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Interactive Common Stock to be redeemed or converted and the Interactive Group Outstanding Interest Fraction as of the date of such notice (and if such Interactive Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Interactive Group and the Entertainment Group's Fractional Interest in the Interactive Group, in each case, as of such date);

                            (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (g)(ii), if the Board of Directors has made an Interactive Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, the Capital Group's Fractional Interest in the Interactive Group and the Entertainment Group's Fractional Interest in the Interactive Group, in each case, as of the Interactive Group Redemption Selection Date and the portion of the Interactive Group Inter-Group Redemption Amount attributable to each Group other than the Interactive Group;

                            (5)   with respect to a dividend under clause (A) or (E) of paragraph (g)(ii), the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, the Capital Group's Fractional Interest in the Interactive Group and the Entertainment Group's Fractional Interest in the Interactive Group, in each case, as of the record date for the dividend and the portion of the Interactive Group Inter-Group Dividend Amount attributable to each Group other than the Interactive Group, if applicable;

                            (6)   the place or places where certificates representing shares of Liberty Interactive Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (B)  In the event of any conversion of shares of Liberty Interactive Common Stock pursuant to paragraph (b)(ii) or (iii) of this Section A.2., not less than 15 days prior to the Interactive Group Conversion Date, the Corporation will (I) announce publicly by press release that all outstanding shares of Liberty Interactive Common Stock will be converted pursuant to paragraph (b)(ii) or (iii) of this Section A.2. on the Interactive Group Conversion Date set forth in such press release and (II) give notice of such conversion to each holder of outstanding shares of Liberty Interactive Common Stock, setting forth:

                            (1)   the Interactive Group Conversion Date, which will not be more than 45 days following the Determination Date;

                            (2)   a statement that all outstanding shares of Liberty Interactive Common Stock will be converted;

                            (3)   the per share number and series of shares of Liberty Capital Common Stock or Liberty Entertainment Common Stock to be received with respect to each share of each series of Liberty Interactive Common Stock; and

                            (4)   the place or places where certificates representing shares of Liberty Interactive Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (C)  If the Corporation obtains the Interactive Group Redemption Stockholder Approval and determines to redeem shares of Liberty Interactive Common Stock pursuant to paragraph (g)(i), the Corporation will, announce publicly by press release promptly following the Approval Date:

                                (I)   that the Corporation intends to redeem shares of Liberty Interactive Common Stock for securities of a Distributed Interactive Group Subsidiary pursuant to paragraph (g)(i) of this Section A.2.;

                                (II)  if applicable, the Interactive Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

                                (III) the anticipated Interactive Group Redemption Date, which will not be later than the 85th Trading Day following the date of the press release; and

                                (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Interactive Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Interactive Group Redemption Selection Date.

        Not less than 15 days prior to the Interactive Group Redemption Date, the Corporation will give notice of such redemption to holders of Liberty Interactive Common Stock whose shares are to be redeemed, setting forth:

                            (1)   the Interactive Group Redemption Date;

                            (2)   the number of shares of Liberty Interactive Common Stock held by such holder to be redeemed or, if applicable, stating that all outstanding shares of Liberty Interactive Common Stock will be redeemed;

                            (3)   the class or series of securities of the Distributed Interactive Group Subsidiary to be received with respect to each share of each series of Liberty Interactive Common Stock to be redeemed and the Interactive Group Outstanding Interest Fraction as of the date of such notice, if any (and if such Interactive Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Interactive Group and the Entertainment Group's Fractional Interest in the Interactive Group, in each case, as of such date);

                            (4)   if the Board of Directors has made an Interactive Group Inter-Group Redemption Election, the number of Interactive Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Interactive Group, and the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and the Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest, in each case, used in determining such number and attribution of Interactive Group Inter-Group Interest Subsidiary Securities; and

                            (5)   the place or places where certificates representing shares of Liberty Interactive Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

                        (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Interactive Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Interactive Common Stock pursuant to this Section A.2., as applicable.

                        (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (g)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Interactive Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

                        (F)  Any notice sent to a holder of Liberty Interactive Common Stock pursuant to clauses (A), (B), (C) or (D) of this paragraph (g)(iv) will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the Corporation.

                        (G)  Neither the failure to mail any notice required by this paragraph (g)(iv) to any particular holder of Liberty Interactive Common Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Interactive Common Stock, or the validity of any action taken pursuant to this Certificate.

                        (H)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Interactive Common Stock; provided, however, that, except as otherwise contemplated by paragraph (g)(ii)(E), if the Interactive Group Conversion Date or the Interactive Group Redemption Date with respect to any shares of Liberty Interactive Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Interactive Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

                        (I)   Before any holder of shares of Liberty Interactive Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities (other than capital stock) or other assets to be received by such holder with respect to shares of Liberty Interactive Common Stock pursuant to paragraph (b) of this Section A.2. or pursuant to this paragraph (g), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Interactive Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing shares of Liberty Interactive Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Interactive Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities (other than capital stock) or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (g)(iv)(K). If less than all of the shares of

Liberty Interactive Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Interactive Common Stock not redeemed or converted. The Corporation will not be required to register a transfer of (I) any shares of Liberty Interactive Common Stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (II) any shares of Liberty Interactive Common Stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(C) of this Section A.2.

                        (J)   From and after any applicable Interactive Group Conversion Date or Interactive Group Redemption Date, all rights of a holder of shares of Liberty Interactive Common Stock that were converted or redeemed on such Interactive Group Conversion Date or Interactive Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Interactive Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (g)(iv)(K) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Interactive Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Interactive Group Conversion Date or Interactive Group Redemption Date represented shares of Liberty Interactive Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Interactive Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Interactive Group Conversion Date or Interactive Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Interactive Group Conversion Date or Interactive Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Interactive Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (I) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Interactive Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (g), notwithstanding the failure of the holder thereof to surrender such certificates.

                        (K)  The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Interactive Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (g). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Interactive Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Interactive Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Interactive Common Stock includes a fraction, the Corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction as of the Trading Day specified by the Board of

Directors for such purposes (without interest). For purposes of the preceding sentence, "value" of any fraction will equal the amount (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of such specified Trading Day.

                        (L)  Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (g) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (h)   Liquidation and Dissolution.

                (i)    General.    In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Liberty Capital Common Stock, the holders of shares of Liberty Entertainment Common Stock and the holders of shares of Liberty Interactive Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of Liberty Capital Common Stock, Liberty Entertainment Common Stock and Liberty Interactive Common Stock.

        Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (h).

                (ii)    Liquidation Units.    The liquidation units per share of each series of Common Stock will be as follows:

                        (A)  each share of Liberty Capital Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of:

CVWAP (EVWAP*4) + (CVWAP)
Where:
CVWAP	=
The average of the daily volume weighted average prices of the Series A Liberty Capital Common Stock over the 20-Trading Day period beginning on (and including) the first Trading Day following the Effective Date (such 20-Trading Day period, the "Liquidation Unit Determination Period")
EVWAP	=	The average of the daily volume weighted average prices of the Series A Liberty Entertainment Common Stock over the Liquidation Unit Determination Period

                        (B)  each share of Liberty Entertainment Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of:

EVWAP (EVWAP*4) + (CVWAP)

and

                        (C)  each share of Liberty Interactive Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 0.22778 (which is equal to the number of liquidation units applicable to each share of Liberty Interactive Common Stock on the day immediately prior to the Effective Date);

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock, or declares and pays a dividend or distribution in shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock to holders of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock, as applicable, the per share liquidation units of the Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of Liberty Capital Common Stock, Liberty Entertainment Common Stock and Liberty Interactive Common Stock.

        Whenever an adjustment is made to liquidation units under this paragraph (h), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

        (i)    Determinations by the Board of Directors.    Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

        (j)    Certain Definitions.    Unless the context otherwise requires, the terms defined in this paragraph (j) will have, for all purposes of this Certificate, the meanings herein specified:

        "Approval Date" means the date upon which the Corporation has received each of the Capital Group Redemption Stockholder Approval, the Entertainment Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

        "Average Market Value" of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

        "Board of Directors" means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

        "Capital Group" means, as of any date:

                (i)    the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, other than any businesses, assets or liabilities attributable to the Entertainment Group or the Interactive Group as of the Effective Date;

                (ii)   all assets, liabilities and businesses acquired by the Corporation or any of its Subsidiaries for the account of the Capital Group, or contributed, allocated or transferred to the Capital Group (including the net proceeds of any issuances, sales or incurrences for the account of the Capital Group of shares of Liberty Capital Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock, or indebtedness or Preferred Stock attributed to the Capital Group), in each case, after the Effective Date and as determined by the Board of Directors;

                (iii)  the proceeds of any Disposition of any of the foregoing;

                (iv)  an Inter-Group Interest in the Entertainment Group equal to one (1) minus the Entertainment Group Outstanding Interest Fraction allocable to the Capital Group as of such date; and

                (v)   an Inter-Group Interest in the Interactive Group equal to one (1) minus the Interactive Group Outstanding Interest Fraction allocable to the Capital Group as of such date;

provided that the Capital Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Capital Common Stock or in redemption of shares of Liberty Capital Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Capital Group to the Entertainment Group or the Interactive Group (other than through the Capital Group's Inter-Group Interest in the Entertainment Group or the Interactive Group, if any, pursuant to clause (iv) or (v) above), including, without limitation, any Capital Group Inter-Group Dividend Amount or Capital Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "Capital Group Allocable Net Proceeds" means, with respect to any Capital Group Disposition, (i) if at the time of such Capital Group Disposition, the Capital Group Outstanding Interest Fraction is one (1), the Capital Group Net Proceeds of such Capital Group Disposition, or (ii) if at the time of such Capital Group Disposition the Capital Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Capital Group Net Proceeds of such Capital Group Disposition, by (y) the Capital Group Outstanding Interest Fraction as of such date.

        "Capital Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Capital Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Capital Group less the total liabilities (not including Preferred Stock attributed to the Capital Group) of the Capital Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Capital Common Stock and each series of Preferred Stock attributed to the Capital Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Capital Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "Capital Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Capital Common Stock pursuant to this Section A.2.

        "Capital Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Capital Common Stock will be selected for conversion pursuant to this Section A.2.

        "Capital Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Capital Group to one or more Persons.

        "Capital Group Net Proceeds" means, as of any date, with respect to any Capital Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Entertainment Group or the Interactive Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Capital Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Capital Group. For purposes of this definition, any assets of the Capital Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "Capital Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Capital Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Capital Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the Liberty Capital Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Capital Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "Capital Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Capital Common Stock pursuant to this Section A.2.

        "Capital Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Capital Common Stock are to be selected for redemption pursuant to this Section A.2.

        "Capital Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Capital Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Capital Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Capital Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Capital Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "Capital Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Capital Group Common Stock, the number of shares (including any fraction of a share), of Capital Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Certificate" means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of "Exempt Capital Group Disposition", "Exempt Entertainment Group Disposition" or "Exempt Interactive Group Disposition" set forth in this paragraph (j), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

        "Convertible Securities" means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

        "Corporation Earnings (Loss) Attributable to the Capital Group" for any period, means the net earnings or loss of the Capital Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Capital Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Capital Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the Entertainment Group" for any period, means the net earnings or loss of the Entertainment Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Entertainment Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the

Entertainment Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the Interactive Group" for any period, means the net earnings or loss of the Interactive Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Interactive Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Interactive Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Determination Date" means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

        "Disposition" means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term "Disposition" does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

        "Effective Date" means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

        "Entertainment Group" means, as of any date:

                (i)    the direct and indirect interest of the Corporation, as of the Effective Date, in DirecTV Group, Inc., Starz Entertainment, LLC and GSN, LLC and each of their Subsidiaries (including any successor to DirecTV Group, Inc., Starz Entertainment, LLC and GSN, LLC or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with an Entertainment Group Related Business Transaction) and their respective assets, liabilities and businesses;

                (ii)   all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Entertainment Group as of the Effective Date;

                (iii)  all assets, liabilities and businesses acquired by the Corporation or any of its Subsidiaries for the account of the Entertainment Group, or contributed, allocated or transferred to the Entertainment Group (including the net proceeds of any issuances, sales or incurrences for the account of the Entertainment Group of shares of Liberty Entertainment Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Entertainment Common Stock, or indebtedness or Preferred Stock attributed to the Entertainment Group), in each case, after the Effective Date and as determined by the Board of Directors;

                (iv)  the proceeds of any Disposition of any of the foregoing;

                (v)   an Inter-Group Interest in the Capital Group equal to one (1) minus the Capital Group Outstanding Interest Fraction allocable to the Entertainment Group as of such date; and

                (vi)  an Inter-Group Interest in the Interactive Group equal to one (1) minus the Interactive Group Outstanding Interest Fraction allocable to the Entertainment Group as of such date;

provided that the Entertainment Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Entertainment Common Stock or in redemption of shares of Liberty Entertainment Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Entertainment Group to the Capital Group or the Interactive Group (other than through the Entertainment Group's Inter-Group Interest in the Capital Group or the Interactive Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any Entertainment Group Inter-Group Dividend Amount or Entertainment Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "Entertainment Group Allocable Net Proceeds" means, with respect to any Entertainment Group Disposition, (i) if at the time of such Entertainment Group Disposition, the Entertainment Group Outstanding Interest Fraction is one (1), the Entertainment Group Net Proceeds of such Entertainment Group Disposition, or (ii) if at the time of such Entertainment Group Disposition the Entertainment Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Entertainment Group Net Proceeds of such Entertainment Group Disposition, by (y) the Entertainment Group Outstanding Interest Fraction as of such date.

        "Entertainment Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Entertainment Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Entertainment Group less the total liabilities (not including Preferred Stock attributed to the Entertainment Group) of the Entertainment Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Entertainment Common Stock and each series of Preferred Stock attributed to the Entertainment Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Entertainment Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "Entertainment Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Entertainment Common Stock pursuant to this Section A.2.

        "Entertainment Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Entertainment Common Stock will be selected for conversion pursuant to this Section A.2.

        "Entertainment Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Entertainment Group to one or more Persons.

        "Entertainment Group Net Proceeds" means, as of any date, with respect to any Entertainment Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Capital Group or the Interactive Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Entertainment Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Entertainment Group. For purposes of this definition, any assets of the Entertainment Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "Entertainment Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Entertainment Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Entertainment Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Entertainment Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Liberty Entertainment Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Entertainment Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "Entertainment Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Entertainment Common Stock pursuant to this Section A.2.

        "Entertainment Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Entertainment Common Stock are to be selected for redemption pursuant to this Section A.2.

        "Entertainment Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Entertainment Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Entertainment Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Entertainment Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Entertainment Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "Entertainment Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Entertainment Group Common Stock, the number of shares (including any fraction of a share) of Entertainment Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Exempt Capital Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a Capital Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Capital Group Disposition in connection with a Capital Group Related Business Transaction, or (v) a Capital Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Capital Voting Securities to classify such Capital Group Disposition as an Exempt Capital Group Disposition in accordance with paragraph (a)(iv).

        "Exempt Entertainment Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) an Entertainment Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an Entertainment Group Disposition in connection with an Entertainment Group Related Business Transaction, or (v) an Entertainment Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Entertainment Voting Securities to classify such Entertainment Group Disposition as an Exempt Entertainment Group Disposition in accordance with paragraph (a)(iv).

        "Exempt Interactive Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (g) of this Section A.2., (iii) an Interactive Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an Interactive Group Disposition in connection with an Interactive Group Related Business Transaction, or (v) an Interactive Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Interactive Voting Securities to classify such Interactive Group Disposition as an Exempt Interactive Group Disposition in accordance with paragraph (a)(iv).

        "Fair Value" means, as of any date:

                (i)    in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

                (ii)   in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

                (iii)  in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

                (iv)  in the case of assets or property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

        "Group" means the Capital Group, the Entertainment Group or the Interactive Group.

        "Interactive Group" means, as of any date:

                (i)    the direct and indirect interest of the Corporation, as of the Effective Date, in QVC, Inc., Provide Commerce, Inc., IAC/InterActiveCorp and Expedia, Inc. and each of their Subsidiaries (including any successor to QVC, Inc., Provide Commerce, Inc., IAC/InterActiveCorp, Expedia, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with an Interactive Group Related Business Transaction) and their respective assets, liabilities and businesses;

                (ii)   all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Interactive Group as of the Effective Date;

                (iii)  all assets, liabilities and businesses acquired by the Corporation or any of its Subsidiaries for the account of the Interactive Group, or contributed, allocated or transferred to the Interactive Group (including the net proceeds of any issuances, sales or incurrences for the account of the Interactive Group of shares of Liberty Interactive Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock, or indebtedness or Preferred Stock attributed to the Interactive Group), in each case, after the Effective Date and as determined by the Board of Directors;

                (iv)  the proceeds of any Disposition of any of the foregoing; and

                (v)   an Inter-Group Interest in the Capital Group equal to one (1) minus the Capital Group Outstanding Interest Fraction allocable to the Interactive Group as of such date;

                (vi)  an Inter-Group Interest in the Entertainment Group equal to one (1) minus the Entertainment Group Outstanding Interest Fraction allocable to the Interactive Group as of such date;

provided that the Interactive Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Interactive Common Stock or in redemption of shares of Liberty Interactive Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Interactive Group to the Capital Group or the Entertainment Group (other than through the Interactive Group's Inter-Group Interest in the Capital Group or the Entertainment Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any Interactive Group Inter-Group Dividend Amount or Interactive Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "Interactive Group Allocable Net Proceeds" means, with respect to any Interactive Group Disposition, (i) if at the time of such Interactive Group Disposition, the Interactive Group Outstanding Interest Fraction is one (1), the Interactive Group Net Proceeds of such Interactive Group Disposition, or (ii) if at the time of such Interactive Group Disposition the Interactive Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Interactive Group Net Proceeds of such Interactive Group Disposition, by (y) the Interactive Group Outstanding Interest Fraction as of such date.

        "Interactive Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Interactive Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Interactive Group less the total liabilities (not including Preferred Stock attributed to the Interactive Group) of the Interactive Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Interactive Common Stock and each series of Preferred Stock attributed to the Interactive Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Interactive Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "Interactive Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Interactive Common Stock pursuant to this Section A.2.

        "Interactive Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date upon which shares to be converted of each series of Liberty Interactive Common Stock will be selected for conversion pursuant to this Section A.2.

        "Interactive Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Interactive Group to one or more Persons.

        "Interactive Group Net Proceeds" means, as of any date, with respect to any Interactive Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (g)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Capital Group or the Entertainment Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Interactive Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Interactive Group. For purposes of this definition, any assets of the Interactive Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "Interactive Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Interactive Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Interactive Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(iii), (d)(iii) or (g)(ii) of this Section A.2.) or redemption (for purposes of paragraph (g) of this Section A.2.) with respect to the Liberty Interactive Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Interactive Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "Interactive Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Interactive Common Stock pursuant to this Section A.2.

        "Interactive Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Interactive Common Stock are to be selected for redemption pursuant to this Section A.2.

        "Interactive Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Interactive Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock, securities convertible into equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Interactive Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Interactive Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Interactive Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "Interactive Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Interactive Group Common Stock, the number of shares (including any fraction of a share) of

Interactive Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Inter-Group Interest" means, as of any date and with respect to any Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of either of the other Groups in accordance with this Certificate. An Inter-Group Interest in the Capital Group held by (x) the Entertainment Group is expressed in terms of the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest and (y) the Interactive Group is expressed in terms of the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest. An Inter-Group Interest in the Entertainment Group held by (x) the Capital Group is expressed in terms of the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest and (y) the Interactive Group is expressed in terms of the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest. An Inter-Group Interest in the Interactive Group held by (x) the Capital Group is expressed in terms of the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and (y) the Entertainment Group is expressed in terms of the Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest.

        "Liberty Capital Reference Share" means one share of Series A Liberty Capital Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Capital Common Stock exceeds the number of shares outstanding of the Series A Liberty Capital Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Capital Common Stock in lieu of basing it on one share of Series A Liberty Capital Common Stock, in which case the term "Liberty Capital Reference Share" will mean one share of such other Publicly Traded series of Liberty Capital Common Stock.

        "Liberty Capital Voting Securities" means the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Capital Voting Security, provided, that each such series of Preferred Stock will be entitled to vote together with the other Liberty Capital Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Liberty Entertainment Reference Share" means one share of Series A Liberty Entertainment Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Entertainment Common Stock exceeds the number of shares outstanding of the Series A Liberty Entertainment Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Entertainment Common Stock in lieu of basing it on one share of Series A Liberty Entertainment Common Stock, in which case the term "Liberty Entertainment Reference Share" will mean one share of such other Publicly Traded series of Liberty Entertainment Common Stock.

        "Liberty Entertainment Voting Securities" means the Series A Liberty Entertainment Common Stock, the Series B Liberty Entertainment Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Entertainment Voting Security, provided, that each such series of Preferred Stock will be entitled to vote together with the other

Liberty Entertainment Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Liberty Interactive Reference Share" means one share of Series A Liberty Interactive Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Interactive Common Stock exceeds the number of shares outstanding of the Series A Liberty Interactive Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Interactive Common Stock in lieu of basing it on one share of Series A Interactive Capital Common Stock, in which case the term "Liberty Interactive Reference Share" will mean one share of such other Publicly Traded series of Liberty Interactive Common Stock.

        "Liberty Interactive Voting Securities" means the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Interactive Voting Security, provided, that each such series of Preferred Stock will be entitled to vote together with the other Liberty Interactive Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Market Value" of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the "Market Value" of a share of stock on any day during such period prior to the "ex" date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the "Market Value" of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the "ex" date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

        "Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

                (i)    adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Capital Common Stock and dividends of shares of Liberty Capital Common Stock to holders of Liberty Capital Common Stock (and, to the extent the Capital Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest) and other reclassifications of Liberty Capital Common Stock;

                (ii)   decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Capital Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Entertainment Group or the Interactive Group; (B) by a number equal to the aggregate number of shares of Liberty Capital Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Entertainment Group or the Interactive Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Capital Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, as of the Capital Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Capital Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Capital Group Subsidiary which is attributable to the Capital Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Capital Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Capital Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Capital Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(E), as applicable, of this Section A.2., by the applicable Capital Group Redemption Amount; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Capital Group that are transferred or allocated from the Capital Group to the Entertainment Group or the Interactive Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Capital Reference Share as of the date of such transfer or allocation;

                (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Capital Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Entertainment Group or the Interactive Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Entertainment Group or the Interactive Group, or (z) following their conversion into shares of Liberty Entertainment Common Stock or Liberty Interactive Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Entertainment Group or the Interactive Group that are contributed to the Capital Group in consideration of an increase in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Capital Reference Share as of the date of such contribution; and

                (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Entertainment Group or the Interactive Group in the Capital Group.

        In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Entertainment Group and the amount, if any, of such change which is to be allocated to the Interactive Group. The aggregate Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest which are allocated at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Entertainment Group is referred to herein as the "Number of Shares Issuable to the Entertainment Group with Respect to the Capital Group Inter-Group Interest" and (B) the Interactive Group is referred to herein as the "Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest".

        Whenever a change in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the applicable amounts to be allocated to the Entertainment Group and the Interactive Group, with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

                (i)    adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Entertainment Common Stock and dividends of shares of Liberty Entertainment Common Stock to holders of Liberty Entertainment Common Stock (and, to the extent the Entertainment Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest) and other reclassifications of Liberty Entertainment Common Stock;

                (ii)   decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Entertainment Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Capital Group or the Interactive Group; (B) by a number equal to the aggregate number of shares of Liberty Entertainment Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Capital Group or the Interactive Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an Entertainment Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest, as of the Entertainment Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Entertainment Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Entertainment Group Subsidiary which is attributable to the Entertainment Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an Entertainment Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Entertainment Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Entertainment Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(E), as applicable, of this Section A.2., by the applicable Entertainment Group Redemption Amount; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Entertainment Group that are transferred or allocated from the Entertainment Group to the Capital Group or Interactive Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Entertainment Reference Share as of the date of such transfer or allocation;

                (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Entertainment Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Capital Group or Interactive Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Capital Group or Interactive Group, or (z) following their conversion into shares of Liberty Capital Common Stock or Liberty Interactive Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Capital Group or Interactive Group that are contributed to the Entertainment Group in consideration of an increase in the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Entertainment Reference Share as of the date of such contribution; and

                (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Capital Group and the Interactive Group in the Entertainment Group.

        In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Capital Group and the amount, if any, of such change which is to be allocated to the Interactive Group. The aggregate Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest which are allocated at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Capital Group is referred to herein as the "Number of Shares Issuable to the Capital Group with Respect to the Entertainment Group Inter-Group Interest" and (B) the Interactive Group is referred to herein as the "Number of Shares Issuable to the Interactive Group with Respect to the Entertainment Group Inter-Group Interest".

        Whenever a change in the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the Capital Group and the Interactive Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

                (i)    adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Interactive Common Stock and dividends of shares of Liberty Interactive Common Stock to holders of Liberty Interactive Common

Stock (and, to the extent the Interactive Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and the Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest) and other reclassifications of Liberty Interactive Common Stock;

                (ii)   decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Interactive Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Capital Group or the Entertainment Group; (B) by a number equal to the aggregate number of shares of Liberty Interactive Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Capital Group or the Entertainment Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an Interactive Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, as of the Interactive Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Interactive Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Interactive Group Subsidiary which is attributable to the Interactive Group, as determined by the Board of Directors under paragraph (g)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an Interactive Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Interactive Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Interactive Common Stock redeemed pursuant to paragraph (g)(ii)(B)(II) or (g)(ii)(E), as applicable, of this Section A.2., by the applicable Interactive Group Redemption Amount; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Interactive Group that are transferred or allocated from the Interactive Group to the Capital Group or the Entertainment Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Interactive Reference Share as of the date of such transfer or allocation;

                (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Interactive Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Capital Group or the Entertainment Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Capital Group or the Entertainment Group, or (z) following their conversion into shares of Liberty Capital Common Stock or Liberty Entertainment Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (g)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Capital Group or the Entertainment Group that are contributed to the Interactive Group in consideration of an increase in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Interactive Reference Share as of the date of such contribution; and

                (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Capital Group or the Entertainment Group in the Interactive Group.

        In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Capital Group and the amount, if any, of such change which is to be allocated to the Entertainment Group. The aggregate Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest which are allocated at any applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Capital Group is referred to herein as the "Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest" and (B) the Entertainment Group is referred to herein as the "Number of Shares Issuable to the Entertainment Group with Respect to the Interactive Group Inter-Group Interest".

        Whenever a change in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the Capital Group and the Entertainment Group, with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Optional Conversion Ratio" means the applicable of the Interactive/Capital Group Optional Conversion Ratio, the Interactive/Entertainment Group Optional Conversion Ratio, the Entertainment/Capital Group Optional Conversion Ratio, the Entertainment/ Interactive Group Optional Conversion Ratio, the Capital/Interactive Group Optional Conversion Ratio and the Capital/Entertainment Group Optional Conversion Ratio.

        "outstanding", when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the Number of Shares Issuable with Respect to the Entertainment Group Inter-Group Interest or the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest.

        "Person" means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

        "Publicly Traded" means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

        "Share Distribution" means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

        "Subsidiary," when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

        "Trading Day" means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

        "Voting Securities" means the Liberty Capital Voting Securities, the Liberty Entertainment Voting Securities, the Liberty Interactive Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Capital Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
Capital Group's Fractional Interest in the Entertainment Group	Article IV, Section A.2(c)(ii)(A)
Capital Group's Fractional Interest in the Interactive Group	Article IV, Section A.2(c)(iii)(A)
Capital Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
Capital Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
Capital Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
Capital Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)(E)(4)
Capital Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)(E)(4)
Capital Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
Capital/Entertainment Group Optional Conversion Ratio	Article IV, Section A.2(b)(vii)(B)
Capital/Interactive Group Optional Conversion Ratio	Article IV, Section A.2(b)(vi)(B)
Capital Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)

Capital Group Redemption Shares	Article IV, Section A.2(e)(i)
Capital Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable Capital Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed Capital Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed Entertainment Group Subsidiary	Article IV, Section A.2(f)(i)
Distributable Entertainment Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Distributable Interactive Group Subsidiary Securities	Article IV, Section A.2(g)(i)
Distributed Interactive Group Subsidiary	Article IV, Section A.2(g)(i)
Entertainment Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Entertainment Group's Fractional Interest in the Interactive Group	Article IV, Section A.2(c)(iii)(A)
Entertainment Group's Fractional Interest in the Capital Group	Article IV, Section A.2(c)(i)(A)
Entertainment Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Entertainment Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Entertainment Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Entertainment Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Entertainment/Capital Group Optional Conversion Ratio	Article IV, Section A.2(b)(iv)(B)
Entertainment/Interactive Group Optional Conversion Ratio	Article IV, Section A.2(b)(v)(B)
Entertainment Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)(E)(4)
Entertainment Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)(E)(4)
Entertainment Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Entertainment Group Redemption Shares	Article IV, Section A.2(f)(i)

Entertainment Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)
Interactive Group Distribution Subsidiary Securities	Article IV, Section A.2(g)(i)
Interactive Group's Fractional Interest in the Capital Group	Article IV, Section A.2(c)(i)(A)
Interactive Group's Fractional Interest in the Entertainment Group	Article IV, Section A.2(c)(ii)(A)
Interactive Group Inter-Group Dividend	Article IV, Section A.2(c)(iii)(A)
Interactive Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(iii)(A)
Interactive Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(g)(i)
Interactive Group Inter-Group Partial Redemption Election	Article IV, Section A.2(g)(ii)(E)(4)
Interactive Group Inter-Group Redemption Amount	Article IV, Section A.2(g)(ii)(E)(4)
Interactive Group Inter-Group Redemption Election	Article IV, Section A.2(g)(i)
Interactive/Capital Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)(B)
Interactive/Entertainment Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Interactive Group Redemption Amount	Article IV, Section A.2(g)(ii)(B)(II)
Interactive Group Redemption Shares	Article IV, Section A.2(g)(i)
Interactive Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(C)
Liberty Capital Common Stock	Article IV, Section A.1
Liberty Entertainment Common Stock	Article IV, Section A.1
Liberty Interactive Common Stock	Article IV, Section A.1
Liquidation Unit Determination Period	Article IV, Section A.2(h)(ii)(A)
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
Series A Liberty Capital Common Stock	Article IV, Section A.1
Series A Liberty Entertainment Common Stock	Article IV, Section A.1
Series A Liberty Interactive Common Stock	Article IV, Section A.1

Series B Liberty Capital Common Stock	Article IV, Section A.1
Series B Liberty Entertainment Common Stock	Article IV, Section A.1
Series B Liberty Interactive Common Stock	Article IV, Section A.1
Series C Liberty Capital Common Stock	Article IV, Section A.1
Series C Liberty Entertainment Common Stock	Article IV, Section A.1
Series C Liberty Interactive Common Stock	Article IV, Section A.1

        (k)    Reclassification.    The Corporation will not reclassify, subdivide or combine one series of Liberty Capital Common Stock without reclassifying, subdividing or combining each other series of Liberty Capital Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Entertainment Common Stock without reclassifying, subdividing or combining each other series of Liberty Entertainment Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Interactive Common Stock without reclassifying, subdividing or combining each other series of Liberty Interactive Common Stock on an equal per share basis.

        (l)    Transfer Taxes.    The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

SECTION B

PREFERRED STOCK

        The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

                (i)    the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

                (ii)   the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

                (iii)  the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

                (iv)  the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

                (v)   the voting powers, if any, of the holders of such series, including whether such series will be designated as a Capital Group Voting Security, an Entertainment Group Voting Security, an Interactive Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

                (vi)  the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

                (vii) any other relative rights, powers, preferences and limitations, if any, of such series.

        The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

        Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

        The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

        Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2008; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2009; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2010. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

        1.    Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.     Indemnification.

                (a)    Right to Indemnification.    The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

                (b)    Prepayment of Expenses.    The Corporation will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                (c)    Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                (d)    Non-Exclusivity of Rights.    The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

                (e)    Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.    Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

        The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

        The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

        Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

        Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

        Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

                (i)    the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

                (ii)   the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the

Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

                (iii)  the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

                (iv)  the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

                (v)   the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

        Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of Liberty Capital Common Stock, Liberty Entertainment Common Stock or Liberty Interactive Common Stock required pursuant to Section A.2. of this Certificate.

        All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX."

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this         day of                         ,        .

LIBERTY MEDIA CORPORATION
By:
Name:
Title:

QuickLinks

RESTATED CERTIFICATE OF INCORPORATION OF LIBERTY MEDIA CORPORATION